As filed with the Securities and Exchange Commission on December 9, 2015

Registration No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIOM CORP.
(Exact name of registrant as specified in its charter)

Colorado	1540	98-1253330
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

380 Vansickle Road, Unit 600

St. Catharines, ON

Canada L2S 0B5

Tel. No.: 905-646-8781

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

Fax No.: (609) 555-0969

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.00001 per share, issuable pursuant to the conversion of the 10% senior convertible notes	18,333,333	$0.012	$220,000	$22.16
Common stock, par value $0.00001 per share, issuable to Carter, Terry & Company under a Financial Advisor Agreement	100,000	$0.02	2,000	0.20
Total	18,433,333		$222,000	$22.36

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement shall be deemed to cover the additional securities to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains one prospectus as set forth below:

●	Resale Prospectus. This prospectus is to be used by the selling security holders in connection with a potential resale by certain seller security holders of up to an aggregate of 18,433,333 shares of the registrant’s Common Stock (as defined below), par value $0.00001, per share consisting of: (i) 18,333,333 shares of Common Stock underlying shares of the registrant’s 10% senior convertible notes; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter, Terry & Company (“Carter Terry”).

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated December [x] 2015

AXIOM CORP.

18,433,333 SHARES OF COMMON STOCK

Axiom Corp. (the “Company”) closed a financing transaction by entering into a Securities Purchase Agreement dated October 5, 2015 (the “Securities Purchase Agreement”) with certain funds and investors signatory to such Securities Purchase Agreement (the “Purchasers”) for an aggregate subscription amount of $575,000 (the “Purchase Price”). Pursuant to the Securities Purchase Agreement, the Company issued the 10% Convertible Promissory Notes with an aggregate principal amount of $612,250 (the “Convertible Notes”).

This prospectus is to be used by certain funds and accounts (the “Selling Security Holders”) in connection with a potential resale by certain Seller Security Holders of up to an aggregate of 18,433,333 shares of the Company's Common Stock, par value $0.00001, per share (the “Common Stock”) consisting of: (i) 18,333,333 shares underlying the Convertible Notes and (ii) 100,000 shares of Common Stock underlying the Warrants; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter Terry.

Our Common Stock is quoted on the Over-The-Counter (“OTC”) Pink Marketplace under the ticker symbol “AXMM.” The Selling Security Holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this registration statement may be sold by Selling Security Holders at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. On December 1, 2015, the closing price of our Common Stock was $0.02 per share.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our Common Stock in “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

AXIOM CORP.

The date of this prospectus is _________, 2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, before making an investment decision. In this prospectus, the terms “Axiom,” “Company,” “we,” “us” and “our” refer to Axiom Corp., a Colorado corporation. and its subsidiary, Papernuts Corporation.

Overview

We, through our subsidiary PaperNuts Corporation, provide an alternative packaging solution to plastic and corn based loose fill material. We are taking a new approach to the loose-fill packaging industry currently dominated by the polystyrene plastic “peanut” styrofoam fillers, bubble wrap, air pillows, crumpled paper, foam-in-place and corn starch peanut products. The waste and inconvenience of dealing with plastic material is a problem for many end users. It commonly needs to be separated from organic or recyclable waste for proper disposal and lasts for thousands of years in landfills. Plastic and corn-based fillers do a poor job of protecting items as they are smooth and can be easily compressed allowing items to migrate and damage to occur. Our product “PaperNuts” is re-usable whereas many plastic products are not.

Where You Can Find Us

Our principal executive office is located at 380 Vansickle Rd. Unit 600, St. Catharines, ON Canada L2S 0B5. Our telephone number is 905-646-8781. Our website is: http://www.axiompaper.com.

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THE OFFERING

Securities offered	18,433,333 shares of the Company's Common Stock, par value $0.00001, per share (the “Common Stock”) consisting of: (i) 18,333,333 shares underlying the Convertible Notes and (ii) 100,000 shares of Common Stock underlying the Warrants; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter Terry

Common stock outstanding before the offering:	67,397,975

Common stock outstanding after the offering:	67,397,975

Termination of the offering:	The offering will conclude upon such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

OTCBB trading symbol:	AXMM

Use of proceeds:	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk factors:	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

*does not include Common Stock underlying any convertible notes, warrant or option, including ones offered in this registration statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the Company’s individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the Company and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

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RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Registration Statement on Form S-1, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

Our independent registered public accounting firm has substantial doubt as to our ability to continue as a going concern.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the years ended December 31, 2014 and 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding to further develop operations and a sales and marketing program so as to grow revenue and attain profitability.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Our business is subject to risks associated with manufacturing processes.

We internally manufacture our own products at our production facilities. While we maintain insurance covering our manufacturing and production facilities, including business interruption insurance, a catastrophic loss of the use of all or a portion of our facilities due to accident, fire, explosion, labor issues, weather conditions, other natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us. Unexpected failures of our equipment and machinery may result in production delays, revenue loss and significant repair costs, injuries to our employees, and customer claims. Any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative impact on our profitability and cash flows. Our business interruption insurance may not be sufficient to offset the lost revenues or increased costs that we may experience during a disruption of our operations.

Raw material cost increases or shortages could adversely affect our results of operations.

We are a manufacturer and our sales and profitability are dependent on the availability and cost of raw materials, which are subject to price fluctuations. Inflationary and other increases in the costs of raw materials have occurred in the past and are expected to recur, and our performance depends in part on our ability to reflect changes in costs in selling prices for our products. Natural disasters and government regulation of environmental emissions, may negatively impact the production or delivery capacity of our raw material suppliers in the chemical and paper industries. This could result in increased raw material costs or supply shortages, which may have a negative impact on our profitability if we are unable to pass along the increased costs in our selling prices or, in the case of a shortage, secure raw materials from alternative sources.

We have limited contractual relationships with our customers and, as a result, our customers may unilaterally reduce the purchase of our products.

Our customers may unilaterally reduce the purchase of our products or, in certain cases, terminate existing orders for which we may have incurred significant production costs. If key customers experience financial pressure, they could attempt to demand more favorable contractual terms, which would place additional pressure on our margins and cash flows. In addition, our success depends on our ability to respond timely to changes in customer product needs and market acceptance of our products. We must produce products that meet the quality, performance, and price expectations of our customers. Changes in customers’ preferences for our products can also affect the demand for our products. Lower demand for our products could adversely impact our business, financial condition and results of operations. The loss of several customers could, in the aggregate, materially adversely affect our operations and financial condition. In the event we lose any of our larger customers, we may not be able to quickly replace that revenue source, which could harm our financial results.

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Loss of third-party transportation providers upon whom we depend or increases in fuel prices could increase our costs or cause a disruption in our operations.

We depend upon third-party transportation providers for delivery of our products to our customers. Strikes, slowdowns, transportation disruptions or other conditions in the transportation industry, including, but not limited to, shortages of truck drivers, disruptions in rail service, decreases in ship building or increases in fuel prices, could increase our costs and disrupt our operations and our ability to service our customers on a timely basis.

We Face Intense Competition

Our industry is highly competitive, and no single company dominates an industry. Our competitors include large and small, vertically integrated packaging products companies and numerous non-integrated smaller companies. We generally compete with companies operating in North America. Competition from domestic or foreign lower cost manufacturers in the future could negatively impact our sales volumes and pricing.

Litigation or regulatory developments could adversely affect our business operations and financial performance.

We may, in the future become, involved in lawsuits, regulatory inquiries, and governmental and other legal proceedings arising out of the ordinary course of our business. As we hope to expand our global footprint, we become exposed to more uncertainty regarding the regulatory environment. The timing of the final resolutions to lawsuits, regulatory inquiries, and governmental and other legal proceedings is typically uncertain. Additionally, the possible outcomes of, or resolutions to, these proceedings could include adverse judgments or settlements, either of which could require substantial payments.

Our success is dependent on our ability to develop and successfully introduce new products and to acquire and retain intellectual property rights.

Our ability to develop and successfully market new products and to develop, acquire, and retain necessary intellectual property rights is essential to our continued success, but cannot reasonably be assured.

The Company has a limited operating history and limited revenues from operations.

The Company is subject to many risks common to enterprises with limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources, and limited customers and revenue sources. The Company’s ability to successfully generate sufficient revenues from operations is dependent on a number of factors, including availability of funds to fund its current and anticipated operations, and to commercialize its business concept. There can be no assurance that the Company will not encounter setbacks with the on-going development and implementation of its business plan, or that funding will be sufficient to allow it to fully implement its business plan. In addition, the Company’s assumptions and projections may not prove to be accurate, and unexpected capital needs may arise. If such needs arise, the Company’s inability to raise additional funds, either through equity or debt financing, will materially impair its ability to implement its business plan and generate revenues. Further, as a result of the recent volatility of the global markets, a general tightening of lending standards, and a general decrease in equity financing and similar type transactions, it could be difficult for the Company to obtain funding to allow it to continue developing its business operations.

As a new business enterprise, the Company likely will experience fluctuations in its operating results.

The Company's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside its control. As a result of the Company's lack of operating history it is difficult for the Company to forecast its revenues or earnings accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to the Company’s planned expenditures would have an immediate, adverse effect on its business, results of operations and financial condition.

If the Company fails to manage its growth effectively, its business could be harmed.

To manage its growth effectively, the Company will have to develop and enhance its systems, procedures and controls and locate, hire, train and retain management and operating personnel. The Company cannot offer any assurance that it will be able to respond on a timely basis to all of the changing demands that its planned expansion will impose on its management and infrastructure. If the Company is unable to manage its growth effectively, its business and operating results could be materially adversely impacted.

The Company is dependent on its key personnel, and the loss of any could adversely affect its business.

The Company depends on the continued performance of its officers and directors. If the Company loses the services of any key individuals and is unable to locate suitable replacements for such persons in a timely manner, its business could be materially adversely affected. The Company does not expect to obtain key man life insurance for any members of management in the foreseeable future. We may not be able to retain our executive officers and key personnel or attract additional qualified key employees in the future. Competition for qualified employees is intense, and the loss of such persons, or an inability to attract, retain and motivate additional highly skilled employees, could have a material adverse effect on our results of operations and financial condition and prospects. There can be no assurance that we will be able to retain our existing personnel or attract and retain additional qualified employees.

4

Risks Associated with Our Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including:

●	competition;

●	additions or departures of key personnel;

●	the Company’s ability to execute its business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Dividends

Payment of dividends on the Common Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

Penny Stock Regulations

If a market develops and the price of the Company's stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company's shares may be subject to a rule promulgated by the Securities and Exchange Commission (the “SEC”) that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, if the price of the Company's stock is below $5.00, and does not meet the conditions set forth above, sales of the Company's stock in the secondary market will be subject to certain additional new rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and disclosure of the sales person working for the broker-dealer. These rules and regulations may affect the ability of broker-dealers to sell the Company's securities, thereby limiting the liquidity of the Company's securities. They may also affect the ability of the Company’s shareholders to resell their securities in the secondary market.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

5

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the Selling Security Holders. However, we will receive an aggregate of $612,250 from the sale of the Convertible Notes to the Purchasers, pursuant to the Securities Purchase Agreement. The funding calls for $250,000 at the time of closing of the Securities Purchase Agreements and Notes, $75,000 upon the filing of a registration statement with the SEC, $50,000 upon receipt of the first round of comments from the SEC regarding the registrations statement, $100,000 upon the effectiveness of the registration statement, and at the Company’s option, $100,000 thirty (30) days after the registration statement becomes effective. We will receive net proceeds of $575,000 after commissions, professional fees and payoff of OID (original issue discount) promissory notes. We intend to use the net proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors (the “Board”), in its good faith deem to be in the best interest of the Company. The Company has agreed to bear the expenses relating to the registration statement for the shares underlying the Convertible Notes and Warrants issued to the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock underlying the Convertible Notes can be converted or exercised are determined based on such price or formula in the Securities Purchase Agreement thereof between the Company and the Selling Security Holders.

The prices at which the shares or Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of Common Stock, by negotiations between the Selling Security Holders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution” on page 8.

DILUTION

There is not substantial disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons of common equity acquired by them in transactions during the past five years and we were subject to the reporting requirements of section 13(a) and 15(d) of the Exchange Act immediately prior to filing the registration statement.

In the event that the 18,433,333 shares of Common Stock and the shares underlying the Convertible Notes being offered in this prospectus are converted into Common Stock, as the case may be, the current common shares outstanding will be diluted by approximately 27.4%.

SELLING SECURITY HOLDERS

The 18,433,333 shares of Common Stock being offered for resale by the three (3) Selling Security Holders consist of: (i) 18,333,333 shares of Common Stock underlying shares of the registrant’s 10% senior convertible notes; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter, Terry & Company (“Carter Terry”).

The following table sets forth the names of the Selling Security Holders, the number of shares of Common Stock beneficially owned by each of the Selling Security Holders as of December 4, 2015 and the number of shares of Common Stock being offered by the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders.

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Axiom Corp.

Registration of Common Shares for Underlying the 10% Senior Convertible Notes,

Warrants and Piggy-back Warrants

	Common Stock
	Prior to the offering			After the offering
Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock (3)	Shares Being Offered (2)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock

Old Main Capital, LLC (4)	16,656,458	24.71%	16,656,458	0	0.00%

Blumstem Advisors, LLC (5)	1,676,875	2.5%	1,676,875	0	0.00%

Carter, Terry & Company(6)	100,000	*	100,000	0	0.00%

Total	18,433,333		18,433,333	0

(1)	Certain funds, accounts and individuals (listed above) are offering for resale of an aggregate of (i) 18,333,333 shares of Common Stock underlying shares of the registrant’s 10% senior convertible notes; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter, Terry & Company (“Carter Terry”).

(2)	The 18,433,333 shares of Common Stock being offered for resale in this registration statement consist of: (i) 18,333,333 shares of Common Stock underlying shares of the registrant’s 10% senior convertible notes; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter, Terry & Company (“Carter Terry”).

(3)	Based on 67,397,975 shares of Common Stock issued and outstanding as of December 4, 2015. Beneficial ownership percentage is determined under the rules of the SEC and includes investment power with respect to Common Stock. The number of shares beneficially owned by a person includes shares of Common Stock underlying warrants, stock options and other derivative securities to acquire our Common Stock held by that person that are currently exercisable or convertible within 60 days after December 4, 2015. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

(4)	Mark Rozeboom and Eric Rogers have voting and investment control over the securities held by Old Main Capital, LLC.

(5)	Jaime Long has voting and investment control over the securities held by Bluestem Advisors, LLC.

(6)	Timothy Terry has voting and investment control over the shares held by Carter, Terry & Company.

*	Individuals holding less than 0.1% of the Common Stock.

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To our knowledge, none of the Selling Security Holders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or

●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

●	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This prospectus is to be used by the Selling Security Holders in connection with a potential resale by certain Seller Security Holders of up to an aggregate of 18,433,333 shares of the registrant’s Common Stock consisting of: (1) 18,333,333 shares of Common Stock underlying shares of the registrant’s 10% senior convertible notes; and (ii) 100,000 shares of Common Stock issuable pursuant a certain financial advisor agreement with Carter, Terry & Company (“Carter Terry”).

Each Selling Security Holder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Security Holders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Security Holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. The Selling Security Holders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Security Holders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Security Holders or any other person. We will make copies of this prospectus available to the Selling Security Holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital and Common Stock

Our authorized capital stock consists of (1) 200,000,000 shares of Common Stock, par value $0.00001 per share, (2) 5,000,000 shares of Series A Preferred Stock, par value $0.00001, and (3) 5,000,000 shares of Series B Preferred Stock, par value $0.00001. As of November 6, 2015, there were 67,397,975 shares of Common Stock outstanding, 2,666,668 shares of Series A Preferred Stock outstanding, and 1,000,002 shares of Series B Preferred Stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

The holders of our Common Stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

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Preferred Stock

Series A Preferred Stock

Series A Preferred Shares are convertible into Common Shares at the option of the holder at a ratio of 1:10, meaning each Preferred A Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series A Preferred Share shall have the right to one (1) vote for each Common Share into which such Series A Preferred Share could be converted. Assuming the exercise of all convertible securities including warrants, the Series A Preferred Shares represent 7.7% of the total voting power of the Company’s shareholders.

Series B Preferred Stock

Series B Preferred Shares are convertible into Common Shares at the option of the holder at a ratio of 1:10, meaning each Preferred B Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series B Preferred Share shall have the right to twenty-five (25) votes for each Common Share into which such Series B Preferred Share could be converted. Assuming the exercise of all convertible securities including warrants, the Series B Preferred Shares represent 71.7% of the total voting power of the Company’s shareholders.

Warrants

The Company had 5,650,000 Warrants issued and outstanding. Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by Papernuts warrant holders (the “Share Exchange Warrants”). The Share Exchange Warrants are currently exercisable and may be exercised for a period of 24 months from the date of issuance, February 26, 2015.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of December 31, 2014 and December 31, 2013 included in this prospectus and the registration statement have been audited by Sadler, Gibb and Associates LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

As disclosed under “Changes in and Disagreements with Accountants and Accounting and Financial Disclosure,” on April 27, 2015, the Company dismissed Sadler, Gibb & Associates, LLP and appointed MNP, LLP as its new registered independent public accountant. Therefore, the financial statements subsequent to December 31, 2014 have not been reviewed by Sadler, Gibb & Associates, LLC.

The validity of the issuance of the Common Stock hereby will be passed upon for us by Szaferman Lakind Blumstein & Blader, P.C., Lawrenceville, New Jersey.

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DESCRIPTION OF BUSINESS

Business Overview

PaperNuts Corporation, is a corporation established under the laws of the Province of Ontario, Canada, We were incorporated on Apil 8, 2010 as “2239794 Ontario, Inc.”. On January 19, 2015, we filed articles of amendment with the Ministry of Government Services in the Province of Ontario to change our name to “Papernuts Corporation”. The Company provides an alternative packaging solution to plastic and corn based loose fill material. We are taking a new approach to the loose-fill packaging industry currently dominated by the polystyrene plastic “peanut” styrofoam fillers, bubble wrap, air pillows, crumpled paper, foam-in-place and corn starch peanut products. The waste and inconvenience of dealing with plastic material is a problem for many end users. It commonly needs to be separated from organic or recyclable waste for proper disposal and lasts for thousands of years in landfills. Plastic and corn-based fillers do a poor job of protecting items as they are smooth and can be easily compressed allowing items to migrate and damage to occur. Our product “PaperNuts” is re-usable whereas many plastic products are not.

Using 100% recycled paper and our PaperNuts machine, PaperNuts interlocks with each other forming a protective matrix around packaged items. The trend towards environmentally friendly packaging solutions is gaining momentum with companies such as Wal-Mart and other industry leaders, adopting new standards for responsible packaging by way of the “Sustainable Packaging Scorecard.” (http://news.walmart.com/news-archive/2006/11/01/wal-mart-unveils-packaging-scorecard-to-suppliers)

The main objection to polystyrene “foam peanuts” and corn fillers, besides their typical higher cost and larger carbon footprint, is that they are not made on site but manufactured in a centrally located manufacturing facility forcing the finished product to be transported with a substantial shipping cost to the purchaser. PaperNuts is now purchased as a finished product but for high volume users we are also planning to have the ability to supply compact PaperNuts “Factories” or machines that require only 10 square feet or less of floor space. Thus, providing the ability to manufacture Papernuts on demand on site, which greatly reduces the shipping and overall storage costs associated with competitive products.

We currently have a supplier agreement with SP Fiber Technologies, which has the capacity to supply our current raw material needs, as well as our expected future needs. There are other suppliers in the marketplace that we could purchase from, but we do not anticipate a need for any additional suppliers for the foreseeable future. It was announced on August 11, 2015 that Norcross, GA based WestRock Company (NYSE: WRK) had entered into a definitive agreement to acquire SP Fiber Holdings Inc., the parent company of SP Fiber Technologies. It is our intention to continue our relationship with the Dublin, GA mill"s new ownership and expect to continue business as usual.

We are currently selling the finished PaperNuts product to customers and are actively pursuing the needs of high volume end-users. Additionally, we are in negotiations with several large providers of recycled paper to ensure long-term availability. During the year ended 2014, approximately 66% of revenues were derived from one customer. For the year ended 2013, approximately 73% of revenues were derived from this same customer.

Located in a St. Catharines’, Ontario industrial complex, our location serves as corporate office, production facility and storage. The staff is made up of a team of experienced individuals including, management, sales and marketing personnel.

Company Background and Opportunity Summary

On March 1, 2013, we entered into an agreement with Devipack Oy, Finland to purchase its technology and intellectual property. PaperNuts competes favorably on both price and performance with polystyrene plastic peanuts and corn-based products. Supplied as a finished product or manufactured on site, PaperNuts is a new approach to sustainable packaging that provides increased protection and cushioning when shipping items throughout the supply chain.

PaperNuts are made from 100% recycled paper that was destined for landfill and are both biodegradable and fully recyclable after use. PaperNuts are clean and easy to handle, non-polluting and low in particulates. Accordingly, PaperNuts is a cost effective “green alternative” to competitive fillers and is a sustainable product. PaperNuts eliminates the contamination of its customers receiving areas and the problem of collecting, segregating and disposing of plastic waste. Many consumers are demanding a “green” alternative that is in keeping with the movement to cleaner and more environmentally responsible packaging solutions.

Using PaperNuts shows that a company cares about the environment and offers many superior performance benefits as the material expands rather than settles during shipment eliminating product migration and damage as the formation causes interlocking of individual PaperNuts. Available in various grades of paper and lengths depending on the application, we believe that PaperNuts will quickly become the new industry standard. PaperNuts can be shipped as a finished product ready for use or can be manufactured on site.

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The Market Opportunity

The North American loose fill market is highly fragmented with many different providers and products servicing this packaging function. Loose fill, biopolymer beads, foam and plastic padding are all competing to be the packaging material of choice. The vast majority of these products are more expensive, environmentally hazardous and offer inferior protection as compared to PaperNuts.

Over 1,000 companies produce, distribute, or manufacture loose fill products. We believe that our strategy to partner with large recyclable paper producers will ensure it is the lowest cost producer of superior loose-fill products.

In North America and around the world, there is a push for increased regulations governing the use of loose-fill packaging material. In California, there has been a movement towards the banning of certain polystyrene products and this represents a large business opportunity for PaperNuts as more and more states adopt “green” guidelines.

Environmental concerns have led to governments throughout Western Europe taking steps to deal with the issue of packaging waste and recycling. Recent packaging directives from the European Commission have led to the imposition of challenging targets for recycling. Many governments are examining new ways to discourage packaging waste with landfill becoming a major political issue. With governments implementing landfill taxes all companies will be seeking alternatives that are cost effective and environmentally friendly.

While North America represents a significant market opportunity, so do markets where products are being sent to North America. Consumers are now demanding more environmentally sound solutions to packaging issues. Several multi-national companies, including Wal-Mart, now use an industry standard “Sustainable Packaging Scorecard” when selecting many of their supply partners.

Our strategy centers on providing high volume users the ability to produce Papernuts on site, on demand via Papernut machines thus reducing the customer’s carbon footprint and reducing their cost per package.

Products and Services

We launched our newest industrial machine model during the second quarter of 2015. This unit has an improved gearing system and cut off process and is significantly faster and more reliable than prior versions. We have filed provisional patent applications over the use of several design, manufacturing, and process improvements made by the company to the PaperNuts original intellectual property. The immediate "Patent Pending" status over these innovations will help safeguard the Company's exclusive rights to the latest PaperNuts technology and create a foundation for additional patents and claims as the Company continues to make additional advancements. The planned provisional and subsequent non-provisional application would protect the latest PaperNuts technology with patent exclusivity to 2035 or beyond, if granted and extended.

We are also in the process of applying for patent protection on the latest PaperNuts machine (the “Omni-channel machine”) that will have a much smaller footprint and will primarily be focused on supporting the Omni-channel market for large retailers. Finally, a number of modifications on the type of paper nut have been developed including variable length, weight, single and double cut products. We have partnered with Spark Innovations, a leading Canadian industrial design company, for the completion of design and prototype development. The Omni-channel machine will be smaller, quieter, and lighter than current industrial scale machines and will enable select retail channel partners to manufacturer PaperNuts on-site on-demand at the retail store level. This will allow consumers direct access to PaperNuts products at their favorite local shipping and supply stores while freeing valuable shelf space at retailers that can be reallocated to selling other products.

We intend to customize our products such that each addresses individual industry requirements. In most cases we will supply the machine at no cost to qualified customers conditional upon a minimum paper usage. Our plan of operations assumes a customer purchases a minimum of 2500 lbs of paper per month. Given that the capacity of a machine is at least 30,000 lbs of product per month we believe this is a reasonable expectation on minimum usage. A single machine can produce 1500 lbs of PaperNuts/day in an 8 hour shift.

For low volume end users we will provide a finished product. We see this as less than 10% of the overall business. However, we do feel there is a significant opportunity to provide a number of large national retailers with retail ready packages as many of them are currently selling polystyrene foam peanuts. Additionally, we will be working towards establishing strategic alliances with large end users where we will provide them with our PaperNut machines at little to no cost on a contractual basis that they procure a minimum amount of paper sales through us on a monthly basis.

The Competition

The main competition to PaperNuts is: polystyrene plastic "peanuts" or corn fillers, bubble wrap; foam and air pillows. These products were the solution of choice for most business operators but as industry is moving away from oil-based products and more towards "eco" friendly solutions a new market has developed for eco-friendly biodegradable solutions such as PaperNuts. In addition to their negative environmental impact many of these oil-based products need to be shipped at a significant cost to the customer, which ultimately increases the customer’s carbon footprint and negatively effects bottom line performance.

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PaperNuts produces a “green” product that addresses all the shortcomings of polystyrene solutions. The packaging industry as a general rule will look for change only if the change results in a direct cost savings to operations. The environmentally friendly product, or “green” product, would only be selected by a majority of customers who can identify a lower cost and take the added benefit of being eco-friendly. In other words, if the competition to an oil-based product does not come at a lower overall cost then there is a strong possibility it will not be considered as a viable replacement; even if it is “green”.

Providing an eco-friendly “green” product that is cost competitive is our goal. We believe most businesses that can identify an immediate savings in their packaging costs will chose to switch products.

Anticipated Timelines and Costs

We had previously expected to have additional industrial machine units and Omni-channel machines available for sale during the third and fourth quarter of 2015 respectively. Due to financing delays we were unable to meet these targets. We now expect these items to be available beginning in the first quarter of 2015.

We anticipate research and development expenditures of $175,000 over the next twelve months. We estimate an additional $350,000 in fixed asset purchases over the same time frame. Both machine models are expected to be produced at a cost of $5,000 per unit.

PaperNuts will have all CSA & ESA certifications for both its industrial and Omni-channel machines.. We have chosen Canadian Eco Systems of Concord, Ontario to assist us with the approval process to ensure we can achieve the respective certifications within a timely manner.

“CSA” refers to the “Canadian Standards Association” who provide product certification to manufacturers, retailers, code authorities and consumers around the world. In order to sell our products to the North American market, they must be tested by an accredited third party testing agency, such as CSA, to applicable industry standards. The certification process involves sending product samples to CSA laboratories for inspection and testing. Once all the requirements outlined in the standards are met, CSA will issue a certification report and certificate of compliance.

“ESA” refers to the Electrical Safety Authority which is the regulatory body governing electrical product safety in the process of Ontario. The objectives of ESA are to ensure that electrical products do not present a serious product hazard; to ensure that electrical products are approved; and to ensure accountability for the safety of electrical products offered for sale. ESA approvals are obtained by obtaining a certification mark or field evaluation label from a recognized testing agency.

Machine Fabrication

PaperNuts has selected Girotti Machine as its North American Manufacturer of the PaperNuts Paper Converter, which is the machine that turns ordinary 100% recycled kraft paper into our finished product – PaperNuts. Girotti Machine, located in St. Catharines Ontario, is strategically positioned close to company headquarters. Having served the manufacturing industry in the Niagara area for more than half a century, Girotti Machine developed the expertise to serve its customers in any capacity, from machining and fabrication to machine repair on both Ajax and National forging presses. Girotti Machine has been able to use their expertise to serve a larger customer base across North America. With ISO 9001and Z299 certification, Girotti Machine has managed projects in the power generation sectors, both nuclear and oil and gas, as well as the steel manufacturing industry. From material handling equipment, to ship winches, Girotti Machine has the capability and expertise to move this project forward. Girotti Machine has assembled a manufacturing team for the PaperNuts Paper Converter including; mechanical designers, gearing experts, electricians, machining technicians, and a project manager.

Strategic Alliances

SP Fiber Technologies

SPFT is our main paper supplier. SPFT is one of only a few packaging companies that produces 100% recycled materials. They are deeply committed to minimizing their impact on the environment, and strive to be the "greenest" mill in North America. Major capital investments were made in 2013 at the Dublin, GA mill, and they now have the two largest and most efficient paper machines in the kraft paper market. They are also currently converting a newsprint machine at their Newberg, OR location, which will make them capable of being a low cost supplier to all of North America. Because of their commitment to the environment, their capacity to supply all of North America, and their capability to do so in an efficient and low cost manner, we view SPFT as a key supplier and partner going forward. It was announced on August 11, 2015 that Norcross, GA based WestRock Company (NYSE: WRK) had entered into a definitive agreement to acquire SP Fiber Holdings Inc., the parent company of SPFT. It is our intention to continue our relationship with the Dublin, GA mill"s new ownership and expect to continue business as usual.

Spark Innovations

Founded in 1989, Spark Innovations is an award-winning industrial design company specializing in the development of innovative products and inventions. Spark's professional team of industrial designers and mechanical engineers has taken thousands of products from the early stages of an idea to the mass market. Spark's in-house team works closely with clients on product development, strategy, product management, manufacturing, patents, and logistics. We help companies and individual inventors identify, visualize, and communicate product design opportunities to create revenue. Spark designs projects ranging from electronic consumer goods and housewares to sports and industrial equipment. Spark's strategic design development process has resulted in over 240 U.S. patents issued. For additional information regarding Spark Innovations, visit www.sparkinnovations.com.

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Research & Innovation Division, Niagara College

We are in collaboration with Niagara College, uses advanced manufacturing techniques to create machinery engineered specifically for the packaging industry In our first project, we performed an analysis of our machine to evaluate its operations and then developed and implemented potential modifications, with the overall goal of making a more cost efficient machine, thus allowing the Company to scale its business model within the North American marketplace. Positive results from the first project resulted in a second project, which is currently in progress. This entails creating a material handling system for dispensing the PaperNuts product. The result of this project will enable us to respond to our customers' needs by introducing our dispenser into the packaging process. The center at Niagara College allows us access to expertise, technology, students and equipment. This access allows us to develop new process improvements for the next generation of PaperNuts products. We do not have any intellectual property arrangements with Niagara College.

Marketing

We plan to market our product through two immediate initiatives:

1.)          Paper Consumable Contracts - We provide large end users with our PaperNut machines at little to no cost on a contractual basis that they procure a minimum amount of paper sales through us on a monthly basis.

2.)          National Retailers – We feel there is a significant opportunity to provide a number of large national retailers with retail ready packages, as many of them are currently selling polystyrene foam peanuts at significantly higher costs.

The primary distribution strategy will involve forming strategic partnerships with large North American distribution companies that are looking for sustainable packaging solutions. These companies have their own sales teams across North America with a specific focus on packaging products making it a natural fit. As a result, it avoids us having to build out a North American sales team and supply chain network. We believe this is the most efficient market strategy and will allow us to scale the business faster than any other option.

Over the past year we have introduced our product to a number of potential customers, both large and medium sized operations, and haves received an overwhelming positive response. The issue to be resolved in meeting customer requests was machine availability. To date, customer responses received were based upon a limited marketing attempt by the Company and were “word of mouth” opportunities.

Employee

We had 6 employees as of December 4, 2015.

Other Information

News and information about Axiom Corp. and our wholly owned subsidiary is available on and/or may be accessed through our website, www.axiompaper.com. In addition to news and other information about our company, we have provided access through this site to our filings with the SEC as soon as reasonably practicable after we file or furnish them electronically. Information on our website does not constitute part of and is not incorporated by reference into this registration statement or any other report we file or furnish with the SEC. You may also read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We have maintained executive offices at 380 Vansickle Road, Unit 600, St. Catharines, Ontario, Canada. The office and general expenses associated with leasing our office space is approximately $2,500.00 per month. We believe that our office space is adequate for our current needs, but growth potential may require a facility due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property. We do not own any real property.

LEGAL PROCEEDINGS

Other than stated below, we know of no material, existing or pending legal proceedings against the Company or PaperNuts Corporation, nor is the Company or PaperNuts Corporation involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company or PaperNuts Corporation is an adverse party or has a material interest adverse to the interests of the Company or PaperNuts Corporation.

In the first quarter of 2015 PaperNuts became aware of a potential claim from an individual stating that he was owed $150,000 worth of common shares. No action has been commenced as of the date of this report. Management is of the opinion that this potential claim is without merit. Accordingly, no provision has been made in the financial statements.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market For Common Equity

As a private company not listed on a public exchange, there is a limited market for Axiom common stock. As of December 4, 2015, we had 57 record holders of our common stock.

Prior to February 24, 2015, there was very limited and sporadic trading of the Axiom Common Stock. The following table sets forth the high and low prices of issuances of our common stock beginning on February 24, 2015, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

Fiscal Year Ended December 31, 2015
Quarter Ended	High	Low
September 30, 2015	$0.06	$0.02
June 30, 2015	$0.44	$0.04
March 31, 2015	$1.84	$0.31

Dividends

No cash dividends were paid on our shares of common stock to the Axiom Shareholders. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Recent Sales of Unregistered Securities

The information provided in Item 15 of this Registration Statement on Form S-1 is incorporated herein by reference.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None.

HOLDERS

As of December 4, 2015 we had approximately 57 record holders of our Common Stock, holding 67,397,975 shares of Common Stock. Such number does not include persons whose shares are held by a bank, brokerage house or clearing company, but does include such bank, brokerage houses and clearing companies.

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of Common Stock that may contain rights or restrictions that could have this effect.

Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

DIVIDEND POLICY

Historically, we have not declared or paid a cash dividend to shareholders. The Board presently intends to retain any future earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our Common Stock is Globex Transfer, LLC at 780 Deltona Blvd., Suite 202, Deltona, Florida 32725, and its telephone number is (813) 344-4490

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Registration Statement contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our unaudited consolidated financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States generally accepted accounting principles. The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this Registration Statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Registration Statement.

In this Registration Statement, unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to "US$" refer to United States dollars and all references to "common stock" refer to the common shares in our capital stock.

As used in this Registration Statement, the terms “we”, “us”, “our”, “Axiom” and “our company” mean Axiom Corp. and our 95.6% majority-owned subsidiary, Papernuts Corporation (“Papernuts Canada”), a corporation established under the laws of the province of Ontario, Canada, unless otherwise indicated.

Overview

The Company, through our subsidiary Papernuts Canada, provides an alternative packaging solution to plastic and corn based loose fill material. We are taking a new approach to the loose-fill packaging industry currently dominated by the polystyrene plastic “peanut” styrofoam fillers, bubble wrap, air pillows, crumpled paper, foam-in-place and corn starch peanut products.  The waste and inconvenience of dealing with plastic material is a problem for many end users.  It commonly needs to be separated from organic or recyclable waste for proper disposal and lasts for thousands of years in landfills.  Plastic and corn-based fillers typically do a poor job of protecting items as they are smooth and can be easily compressed allowing items to migrate and damage to occur.  Our product “Papernuts” is re-usable whereas many plastic products are not.

Using 100% recycled paper and our Papernuts machine, Papernuts interlocks with each other forming a protective matrix around packaged items. The trend towards environmentally friendly packaging solutions is gaining momentum with companies such as Wal-Mart and other industry leaders, adopting new standards for responsible packaging by way of the “Sustainable Packaging Scorecard.” (http://news.walmart.com/news-archive/2006/11/01/wal-mart-unveils-packaging-scorecard-to-suppliers)

The main objection to polystyrene “foam peanuts” and corn fillers, besides their typical higher cost and larger carbon footprint, is that they are not made on site but manufactured in a centrally located installation forcing the finished product to be transported with a substantial shipping cost to the purchaser. Papernuts is now purchased as a finished product but for high volume users we also have the ability to supply compact Papernuts “Factories” or machines that require only 10 square feet of floor space. Thus, providing the ability to manufacture product protection on site, which greatly reduces the shipping and storage costs associated with competitive products.

We are currently selling the finished Papernuts product to customers and are actively pursuing the needs of high volume end-users.

Located in a St. Catharines’, Ontario industrial complex, our location serves as corporate office, production facility and storage. The staff is made up of a team of experienced individuals including, management, sales and marketing personnel.

Recent Events

Share Exchange Transaction

On February 23, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Papernuts Corporation, a corporation established under the laws of the Province of Ontario, Canada (“Papernuts Canada”), the shareholders of Papernuts Canada (the “Papernuts Canada Shareholders”), and Kranti Kumar Kotni, the controlling stockholder of the Company (the “Controlling Stockholder”). Pursuant to the Share Exchange Agreement, the Company agreed to acquire up to 1,220,165 shares, which represents 100% shares of common stock of Papernuts Canada, from the Papernuts Canada Shareholders (the “Papernuts Canada Shares”) in exchange for up to Fifty Two Million (52,000,000) restricted shares of the Company’s common stock (the “Company Shares”).

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On February 26, 2015, the Company closed on the Share Exchange Agreement, with 95.6% of the Papernuts Canada Shareholders exchanging a total of 1,166,540 Papernuts Canada Shares (the “Papernuts Exchanged Shares”) for a total of 49,714,642 Company Shares (the “Company Exchanged Shares”). Each Papernuts Exchanged Shares was converted into the number of Papernuts Exchanged Shares at an exchange ratio of 42.617187019 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share (the “Share Exchange”). After the Share Exchange, Papernuts Canada becomes a majority-owned subsidiary of the Company.

Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by Papernuts Canada warrant holders (the “Warrants”). The Warrants are currently exercisable and may be exercised for a period of 24 months from the date of issuance, February 26, 2015.

The Share Exchange Agreement contains customary representations and warranties.

Additionally, as required by the Share Exchange Agreement, the Company and Mr. Kotni entered into a Share Transfer & Assignment Agreement dated February 26, 2015, pursuant to which the Company, following the Closing of the Share Exchange Agreement, transferred to Mr. Kotni all of the issued and outstanding shares of the Company’s formerly wholly-owned subsidiary, Acton Holdings Limited, a Kenyan company. Mr. Kotni assumes all the liabilities of Acton Holdings Limited.

As a result of the Share Exchange Agreement, (i) we have discontinued all prior operations, and our principal business has become the business of Papernuts Canada, and (ii) Papernuts became a majority owned subsidiary of the Company. As the Papernuts Canada Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Papernuts Canada is considered the acquirer for accounting purposes.

Issuance of Preferred Stocks

In March, 2015, the Company completed transactions with three directors of Papernuts Corporation for the cancellation of 40,000,000 shares of common stock of the Company in exchange for a combination of newly issued Series A Preferred Shares and Series B Preferred Shares.

After the transaction, the 40,000,000 shares of common stock were converted into 2,666,668 Series A Preferred Shares and 1,000,002 Series B Preferred Shares.

Series A Preferred Shares are convertible into shares of common stock at a ratio of 1:10, meaning each Preferred A Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series A Preferred Share shall have the right to one (1) vote for each Common Share into which such Series A Preferred Share could be converted.

Series B Preferred Shares are convertible into shares of common stock at a ratio of 1:10, meaning each Preferred B Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series B Preferred Share shall have the right to twenty-five (25) votes for each Common Share into which such Series B Preferred Share could be converted.

The following summary of our results of operations should be read in conjunction with our consolidated financial statements for the year ended December 31, 2014 which are included herein.

Our operating results for years ended December 31, 2014 and 2013 are summarized as follows:

	Year Ended December 31, 2014	Year Ended December 31, 2013
General and administrative	$49,646	$66,572
Interest expense	$4,039	251
Net loss	$(53,685)	$(66,823)

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Our expenses for the year ended December 31, 2014 totaled $53,685. Our expenses for the year ended December 31, 2013 totaled $66,823. Expenses were mainly comprised of professional fees, transfer agent and filing fees, bank charges and interest expense. Our net loss for the year ended December 31, 2014 was $53,685.

Liquidity and Capital Resources

Working Capital
	At	At
	December 31,	December 31,
	2014	2013
Current Assets	$822	$9,262
Current Liabilities	$83,065	$37,820
Working Capital	$(82,243)	$(28,558)

Cash Flows
	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013
Net Cash Used In Operating Activities	$(26,639)	$(46,704)
Financing Activities	18,199	15,000
Increase (Decrease) in Cash	$(8,440)	$(31,704)

We did not engage in any investing or financing activities over the same period.

Future Financings

We have not generated any revenues, have achieved losses since our inception, and are relying on our ability to raise additional funding to further develop operations and a sales and marketing program so as to grow revenue and attain profitability. Our financial statements for the year ended December 31, 2014 have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty. Although we have been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to our Company.

If we are unable to obtain the necessary additional financing, then we plan to reduce the amounts that we spend on our operations, including our accounting and legal fees, so as not to exceed the amount of capital resources that are available to us. If we do not secure additional financing our current cash reserves and working capital may not be sufficient to enable us to establish our operations over the next 12 months, even if we do decide to scale back our operations

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

The accompanying financial statements have been prepared assuming that our company will continue as a going concern. As shown in the accompanying financial statements, our company incurred a net loss of $53,685 for the year ended December 31, 2014 and has not yet produced revenues from operations. These factors raise substantial doubt about our company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that our company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of our company to continue as a going concern is dependent upon our company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management’s plan will be successful.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based upon the accompanying consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America and are expressed in United States Dollars. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of our company and our 100% owned subsidiary, Acton Holdings Limited, a company incorporated in Kenya. All significant intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Our company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. Our company bases our estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by our company may differ materially and adversely from our company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

Our company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. In prior years, our company had funds in a bank account in Ethiopia, which were designated as a minimum amount of liquid capital available while our company applied for a business license in Ethiopia. Our company is no longer pursuing this license and accordingly, these funds have not been segregated from Cash and Cash Equivalents at December 31, 2014.

Financial Instruments

Our Company’s financial instruments consist principally of cash, accounts payable, related party payables and loan payable. The fair value of our company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The carrying value of accounts payable, related party payables and loans payable approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion our company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2014 and 2013, our company had no potentially dilutive securities outstanding.

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Foreign Currency Translation

Our company’s planned operations will be in the United States and Canada, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to our company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, our company does not use derivative instruments to reduce our exposure to foreign currency risk. Our company's functional currency for operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Income Taxes

Our company accounts for income taxes using the asset and liability method which provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. Our company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized

Recent Accounting Pronouncements

Our Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

For the Three and Nine Months Ended September 30, 2015

Results of Operations

Our operating results for three and nine months ended September 30, 2015 and 2014 are summarized as follows:

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Revenue	$16,628	$15,761	$42,896	$44,755
Cost of revenue	(7,505)	(2,786)	(22,801)	(14,402)
Total expense	192,433	88,407	866,935	165,052
Net loss	$(166,727)	$(94,637)	$(836,953)	$(161,273)

Nine Months Ended September 30, 2015

Revenue for Revenue for the nine months ended September 30, 2015 was $42,896 (2014 - $44,755) and cost of revenue was $22,801 (2014 - $14,402) for gross profit of $20,095 and $30,353. Revenue is expected to increase when the newly designed retail machines are available for sale. Management expects development of the machines to be completed in the fourth quarter of 2015 with a corresponding increase in sales in the first and second quarters of 2016.

The Company believes that all expired patents can be extended based on noticeable improvements to the machine/apparatus as well as the finished product itself. The Company has filed provisional patents on these new machines and the associated intellectual property. The Company has introduced an entirely new generation of PaperNuts machines that was designed to service a variety of large retail channels/outlets across North America and ultimately abroad as the business grows. We expect to file provisional patents on the retail machine in the fourth quarter.

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Expenditures during the nine month period ended September 30, 2015 totaled $866,935 (2014– $165,052) which include the below items:

The Company incurred advertising and promotion expenses of $2,182 (2014 - $8,915) in connection with promotional activity during the period.

The Company incurred interest expenses of $11,617 (2014 – $7,178) in connection with its shareholder loans outstanding and note payable. The future expense will increase or decrease as further loans are advanced or repaid.

The Company incurred office and general expenses of $28,569 (2014 - $19,210).

The Company incurred rent expenses of $10,142 (2014 - $11,138) which was consistent with the prior period. Rent expense is expected to be consistent in the short-term.

The Company incurred salaries and consulting fees expenses of $385,798 (2014 - $43,072). Fees were higher than expected in the first quarter of 2015 as a result of the share exchange transaction. These costs are expected to be reduced in the short-term.

The Company incurred travel expenses of $7,074 (2014 - $5,604).

The Company had a depreciation and amortization expense of $16,795 (2014- $3,554) in connection with its existing capital and intangible assets. As the Company adds further equipment, the expense will increase.

The Company incurred research and development costs of $100,602 (2014 – $1,812). The increase in research and development costs relates to the design and development of the Company’s latest PaperNuts converter which was completed during the second quarter of 2015.

The Company incurred professional fees of $156,031 (2014- $64,569) which include audit and review fees as well as legal counsel. The increase relates to additional costs associated with the share exchange transaction described above.

The Company recorded stock-based compensation expense of $148,125 (2014 - $Nil) relating to warrants issued by the Company during the period. The warrants were valued using the Black-Scholes pricing model.

The Company recorded a gain on foreign exchange of $9,887 (2014 – loss of $7,291) in connection with the fluctuating exchange rate.

The Company recorded an impairment of assets of $Nil (2014 - $19,283).

The Company had net loss and comprehensive loss of $836,953 (2014 - $161,273). The increased loss year over year relates to the additional staff costs in the current period, as well as increased professional fees in connection with the share exchange transaction. Also contributing to the loss was a share-based compensation valuation for options issued in the current period.

Three Months Ended September 30, 2015

Revenue for the three months ended September 30, 2015 was $16,628 (2014 - $15,761) and cost of revenue was $7,505 (2014 - $2,786) for gross profit of $9,123 and $12,974.

Expenditures during the three month period ended September 30, 2015 totaled $192,433 (2014– $88,407) which include the below items:

The Company incurred advertising and promotion expenses of $50 (2014 - $8,338) in connection with promotional activity during the period.

The Company incurred interest expenses of $4,354 (2014 – $2,048) in connection with its shareholder loans outstanding and note payable. The future expense will increase or decrease as further loans are advanced or repaid.

The Company incurred office and general expenses of $9,084 (2014 - $10,718).

The Company incurred rent expenses of $3,104 (2014 - $3,731) which was consistent with the prior period. Rent expense is expected to be consistent in the short-term.

The Company incurred salaries and fees expenses of $112,227 (2014 - $25,716). The increase is a result of additional staff hired at the end of 2014, including the Chief Executive and Chief Financial Officers. This expense is expected to be reduced in the short term.

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The Company recorded a travel expense recovery of $2,126 (2014 – expenses of $1,236).

The Company had a depreciation and amortization expense of $6,621 (2014- $2,418) in connection with its existing capital and intangible assets. As the Company adds further equipment, the expense will increase.

The Company incurred research and development costs of $105 (2014 – $Nil).

The Company incurred professional fees of $59,014 (2014- $34,202) which include audit and review fees as well as legal counsel.

The Company recorded a gain on foreign exchange of $16,583 (2014 – $78) in connection with the fluctuating exchange rate.

The Company recorded an impairment of assets of $Nil (2014 - $19,283).

The Company had net loss and comprehensive loss of $166,727 (2014 - $94,637).

Liquidity and Capital Resources

	At	At
	September 30,	December 31,
	2015	2014
Working Capital
Current Assets	$149,785	$46,269
Current Liabilities	$780,277	$248,977
Working Capital Deficiency	$(630,492)	$(202,708)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2015	2015
Cash Flows
Net Cash (Used In) Operating Activities	$(490,670)	$(119,887)
Increase in Cash	$91,296	$273,050

The Company had working capital deficit of approximately $630,492 as at September 30, 2015 (December 31, 2014 - $202,708). The Company has some revenue but additional funding will be required for working capital and further expansion of the business. Management believes that it will have sufficient capital to fund its operations for the next twelve months. Our financial statements for the three and nine months ended September 30, 2015 have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty. Although we have been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to our Company.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing as well as product sales. We estimate that our expenses over the next 12 months will be approximately $770,000 which consists of salaries and management fees of $385,000, professional fees of $125,000, research and development expenses of $175,000, administrative expenses of $60,000 and interest of $25,000. We further anticipate fixed asset purchases of approximately $350,000 over the next twelve months. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

In addition to product sales, we intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We decided to become a reporting company to be better equipped to raise capital by providing transparency to the public about our operations and development. There is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the funds necessary to implement our business plan as anticipated, we will scale back our business development in line with available capital. Our main priority will be to retain our reporting status with the Securities and Exchange Commission which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on developing our marketing our products, and paying consulting and management fees. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Management is unaware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in the registrant's liquidity increasing or decreasing in any material way.

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Investing Activities

We used $23,401 in investing activities relating to equipment purchases during the period ended September 30, 2015.

Financing Activities

We received $60,367 in related party loans and advances during the nine month period ended September 30, 2015. In March, 2015 the Company received $270,000 from a private investor in a private sale in exchange for 900,000 shares of the Company’s common stock. In May, 2015 the Company received $75,000 from a private investor in a private sale in exchange for 250,000 shares of the Company’s common stock. In September, 2015 the Company received $200,000 from a demand note.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

The accompanying financial statements have been prepared assuming that our company will continue as a going concern. As shown in the accompanying financial statements, our company incurred a net loss of $836,953 for the nine months ended September 30, 2015. These factors raise substantial doubt about our company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that our company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of our company to continue as a going concern is dependent upon our company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management’s plan will be successful.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based upon the accompanying consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America and are expressed in United States Dollars. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of our company and our 95.6% owned subsidiary, Papernuts Canada. All significant intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Significant estimates include the useful life of its equipment and intangible assets and the valuation of equipment and intangible assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At September 30, 2015 and December 31, 2014, the Company had a cash balance of $99,898 and $8,602 respectively.

Financial Instruments

The Company’s financial instruments include cash, accounts receivables, bank overdraft, accounts payable and accrued liabilities and loans payable to related parties. The carrying value of these instruments approximates their fair values due to their short-term nature. Cash and accounts receivables are classified as loans and receivables, bank overdraft, accounts payable and accrued liabilities and loans payable to related parties are classified as other financial liabilities, all of which are measured at amortized cost. It is the opinion of Management that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments.

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Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. In periods that the Company reports a net loss, loss per share is not presented on a diluted basis, as the result would be anti-dilutive.

Foreign Currency Translation

Our company’s planned operations will be in the United States and Canada, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to our company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, our company does not use derivative instruments to reduce our exposure to foreign currency risk. Our company's functional currency for operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Income Taxes

Our company accounts for income taxes using the asset and liability method which provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. Our company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements

Our Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Auditors:

(a)     On April 27, 2015, Axiom Corp. (the “Company”) dismissed the registered independent public accountant, Sadler, Gibb & Associates, LLP (“Sadler Gibb”) of 2455 East Parleys Way, Suite 320, Salt Lake City, Utah, 84109.

(b)     Sadler Gibb’s report on the financial statements for the year ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

(c)     Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended December 31, 2014 and 2013 and through April 27, 2015 (date of dismissal), there have been no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Sadler Gibb would have caused them to make reference thereto in their report on the financial statements.

(d)     We have authorized Sadler Gibb to respond fully to the inquiries of the successor accountant.

(e)     During the years ended December 31, 2014 and 2013, and the interim period through March 31, 2015, there have been no reportable events with us as set forth in Item 304(a)(1)(v) of Regulation S-K.

(f)      The Company provided a copy of the foregoing disclosures to Sadler Gibb prior to the date of the filing of this Report and requested that Sandler Gibb furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements.  )  A copy of such report was filed as an Exhibit 16.1 of our Form 8-K filed with the SEC on May 1, 2015 and is incorporated by reference herein to this current Report.

New Independent Auditors:

On April 27, 2015, the Company’s engaged MNP, LLP (“MNP”) of 900-50 Burnhamthorpe Road West, Mississauga, Ontario Canada L5B 3C2 as its new registered independent public accountant. During the years ended December 31, 2014 and 2013 and prior to April 27, 2015  (the date of the new engagement), we did not consult with MNP regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by MNP, in either case where written or oral advice provided by MNP would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively). Prior to this appointment, MNP served as the registered independent accountant for Papernuts, Corporation.

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DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

Our current executive officers and directors are as follows:

Name and Age	Position(s) Held	Tenure
Tyler Pearson, 33	Chief Executive Officer & Director	From February 26, 2015 to present
Scott MacRae, 52	Director	From February 26, 2015 to present
Andrew Hilton, 33	Chief Financial Officer & Treasurer	From February 26, 2015 to present
Jerry Moes, 55	Director	From February 26, 2015 to present
John Lynch, 54	Director	From February 26, 2015 to present

Tyler Pearson, 33 – Chief Executive Officer and Director

A graduate of Wilfrid Laurier University’s Business Program in 2004, Tyler has held a variety of progressive sales and sales management roles within the North American packaging and distribution industry. His primary duties included business development, P&L responsibility and North American account management.  From October 2004 to July 2014, Tyler held a number of progressive roles with Unisource Worldwide where he was primarily in charge of business development within their packaging and supply chain vertical.  Most recently, from 2012 to 2014, he managed North American Corporate Accounts for Unisource Worldwide – now Veritiv Corp. NYSE:VRTV – where his primary role was to create customized supply chain and packaging solutions for a number of Fortune 500 companies. Tyler has been with PaperNuts since the beginning of February 2015 as CEO.  He has a tremendous amount of industry knowledge within the global fulfillment vertical and will be a critical component in developing and ultimately executing the overall go to market business strategy for PaperNuts. Mr. Pearson was selected as a director because of his extensive management experience, his background in the industry and his knowledge of the business of the Company.

Scott MacRae, 52 – Director

Scott is the founder of PaperNuts Canada and its original seed investor.  He attended Texas A&M University. From the early 1980’s through the 1990’s worked as a computer engineer with Nortel Networks on several international telecom projects in US, China and Japan. He later worked with the Balaton Group where he focused on mergers and acquisitions in the high tech sector. From 1995-2009 Scott worked with several government agencies on numerous international transactions in the communications sector.  The Company believes that based upon the above experience, Mr. MacRae has the qualifications and skill set to serve as a director.

Andrew Hilton, 33 – Chief Financial Officer and Treasurer

Andrew is a Chartered Professional Accountant, and has been since 2008.  Andrew joined the Company in September 2014 to provide accounting services and was appointed Chief Financial Officer in February, 2015. Andrew has also served as the Chief Financial Officer of Jaguar Financial Corporation since 2013.   For the past four (4) years, Andrew has worked as a consultant to various public and private companies assisting with the drafting and preparation of financial statements. Prior to that, from 2010 to 2012, Andrew was the Chief Financial Officer of GC-Global Capital Corp. Andrew has a wealth of knowledge in accounting, risk management, finance and financial modeling.

Jerry Moes, 55 – Director

A successful entrepreneur, Jerry established Rice Road Greenhouses and Garden Centre in 1983 and grew the business to annual sales of over $5 million with 95 employees. Rice Road Greenhouses and Garden Centre is primarily engaged in the sales of garden products.  In 2011, he and his brother organized a subdivision development consisting of 100 homes, and as of January 2015 approximately 75% have been sold. He has a varied background, which includes agriculture, real estate development and a keen interest in environmentally clean technology, which led him to become involved with PaperNuts Canada as an investor. The Company believes that based upon the above experience, Mr. Moes has the qualifications and skill set to serve as a director.

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John Lynch, 54 – Director

John brings extensive expertise in corporate management, administration and corporate governance specifically in the public market sector. For the past five years, he has served as CEO of Santa Rosa Mining. He served as the Chief Executive Officer and President of NWT Uranium Corp from June 2008 to April 2012 and has held a variety of other high profile roles within the public market space.  John also has a tremendous amount of experience working within the North American packaging marketplace. The Company believes that based upon the above experience, Mr. Lynch has the qualifications and skill set to serve as a director.

Term of Office

Each director of the Company and PaperNuts Canada serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal.  Each officer of the Company and PaperNuts Canada serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

In addition to the officers and directors set forth herein, we have one (1) significant employee, Steve Martin.

Mr. Martin has held progressive positions in sales and sales management for over fifteen years.  With a career spanning technology consulting and the forest products industry, Mr. Martin has worked for organizations ranging from start up firms to large, multi-national corporations.  For the past ten years, he has held various responsibilities for Resolute Forest Products, a $4 billion plus, international, corporation.  Most recently, he managed a $100 million plus sales region (northeast United States), and a specialty product line for Resolute Forest Products.  Mr. Martin has been with PaperNuts since 2014 and his main responsibilities include business development, material sourcing, and customer service.

Family Relationships

There are no family relationships among the Company’s or PaperNuts Canada’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company or PaperNuts Canada’s has been involved in the following:

(1)     A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)     Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)     Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.          Engaging in any type of business practice; or

iii.         Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)     Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

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(5)     Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)     Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)     Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.           Any Federal or State securities or commodities law or regulation; or

ii.          Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.         Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)     Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not adopted any formal Code of Ethics.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors. We believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Audit Committee

The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors.  The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

EXECUTIVE COMPENSATION

PRE-TRANSACTION AXIOM CORP.

Compensation of Executive Officers

The following table sets forth the compensation paid to the Company’s executive officers during the years ended August 31, 2014 and 2013.

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Kranti Kumar Kotni(2) Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director	2014 2013	Nil Nil	Nil Nil	Nil Nil
Michael Tesfaye Wuhib(3) Vice President	2014 2013	Nil 5,000	Nil N/A	Nil 5,000

(1)     We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

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(2)     Kranti Kumar Kotni has acted as our chief executive officer, chief financial officer, president, secretary, treasurer and director since our inception on April 2, 2012 through his resignation on February 26, 2015.

(3)     Michael Tesfaye Wuhib has acted as our vice president from September 17, 2013 to March 7, 2014.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of August 31, 2014.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of the Company receive no extra compensation for their services on our Board of Directors.

PRE-TRANSACTION PAPERNUTS CORP.

The following table sets forth the compensation paid to PaperNuts executive officers during the years ended December 31, 2013 and 2014. All amounts are set forth in Canadian Dollars.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		All Other Compensation ($)		Total ($)
Tyler Pearson – Chief Executive Officer	2013 2014	$ $	0 20,000	$ $	0 0	$ $	0 20,000
Scott MacRae – Director	2013 2014	$ $	0 27,000	$ $	0 0	$ $	0 27,000
Andrew Hilton – Chief Financial Officer	2013 2014	$ $	0 20,000	$ $	0 0	$ $	0 20,000
Jerry Moes – Director	2013 2014	$ $	0 0	$ $	0 0	$ $	0 0
John Lynch – Director	2013 2014	$ $	0 0	$ $	0 0	$ $	0 0

(1)   We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

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Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the PaperNuts Corporation with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with PaperNuts Corporation or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of PaperNuts Corporation.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to PaperNuts Corporation’s executive officers as of December 31, 2014.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of PaperNuts Corporation receive no extra compensation for their services on the Board of Directors.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, two of our directors, Jerry Moes and John Lynch qualify as independent.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Current Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

	Amount and Nature of Beneficial Ownership
	Common Stock (1)			Series A Preferred Stock (2)		Series B Preferred Stock (3)		% Total Voting
Name and Address of Beneficial Owner	No. of Shares		% of Class	No. of Shares	% of Class	No. of Shares	% of Class	Power (4)
Directors and Officers
Tyler Pearson 50 Lynn Williams Street, Suite 2104 Toronto, Ontario M6K 3R9	1,250,000	(5)	1.85%	666,667	25%	333,334	33.33%	26.17%

Scott MacRae 1089 Quaker Road Fonthill, ON L0S 1E4	7,300,987	(6)	10.83%	1,333,334	50%	333,334	33.33%	29.81%

Andrew Hilton 1031 Sands Lane Sydenham, ON K0H 2T0	100,000	(7)	*	0	0%	0	0%	*

Jerry Moes 64 Broadway Avenue St. Catharines, ON L2M 1M4	2,797,217	(8)	4.15%	666,667	25%	333,334	33.33%	26.61%

John Lynch 2067 Lakeshore Blvd. West, Suite 1002 Toronto, Ontario M6K 3R9	750,000	(9)	1.12%	0	0%	0	0%	*

All officers and directors as a group (five persons)	12,198,204		18.1%	2,666,668	100%	1,000,002	100%	82.84%

*	Less than 1%.

(1)	Based on 67,397,975 shares of common stock issued and outstanding as of December 4, 2015. The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2)	Based on 2,666,668 shares of Series A Preferred Stock issued and outstanding as of June 4, 2015. Each share of Series A Preferred Stock are convertible into 10 shares of common stock and shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company and shall be entitled to one (1) vote of each share of common stock convertible into, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.
(3)	Based on 1,000,002 shares of Series B Preferred Stock issued and outstanding as of June 4, 2015. Each share of Series B Preferred Stock are convertible into 10 shares of common stock and shall be entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company and shall be entitled to twenty-five (25) votes of each share of common stock convertible into, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.
(4)	Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our common stock, Series A Preferred Stock and Series B Preferred Stock beneficially owner as of June 4, 2015.
(5)	Including warrants to purchase 1,250,000 shares of common stock.
(6)	Including 6,950,987 shares of common stock and warrants to purchase 350,000 shares of common stock.
(7)	Including warrants to purchase 100,000 shares of common stock.
(8)	Including 2,397,217 shares of common stock and warrants to purchase 400,000 shares of common stock.
(9)	Including warrants to purchase 750,000 shares of common stock.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions

On August 1, 2012, PaperNuts Canada received loans of $32,445 (CDN$32,500) from shareholders Jim Vanderzalm and Rob Moes. The loans were unsecured, and were due and payable on demand as they were contracted to meet PaperNuts Canada’s 2012 general fiscal obligations. In April, 2014 and January 25, 2015 Mr. Moes made additional advances of $6,818 (CDN$7,500) and $30,184 (CDN$37,500) respectively to PaperNuts Canada. As at September 30, 2015 there is principal and interest of $66,443 ($40,290 as at December 31, 2014) outstanding in relation to those loans. The largest outstanding balance during the period ended September 30, 2015 was $66,443, including principal of $58,074.

On March 28, 2013, PaperNuts Canada received loans of $18,345 (CDN$18,629) from Jerry Moes, shareholder and director of PaperNuts Canada. The loans were unsecured, and were due and payable on demand as they were contracted to meet PaperNuts Canada’s 2013 general fiscal obligations. Mr. Moes made further advances of $30,180 (CDN$32,098) on December 31, 2013 and $11,190 (CDN$12,310) from January 1, 2014 to April 1, 2014. In January, 2015 Mr. Moes advanced an additional $15,625 (CDN$18,750). As at September 30, 2015, there is principal and interest of $69,384 ($59,522 as at December 31, 2014) outstanding in relation to those loans. The largest outstanding balance during the period ended September 30, 2015 was $69,094 including principal of $61,286.

In January, 2015, PaperNuts Canada received a loan of $15,625 (CDN$18,750) from Ron Vanderzalm, a shareholder of PaperNuts Canada. As at September 30, 2015, there is a principal and interest of $14,817 (December 31, 2014 - $Nil) outstanding in relation to this loan. The largest outstanding balance during the period ended September 30, 2015 was $14,817 including principal of $14,050.

During the periods ended September 30, 2015 and 2014 the shareholders above charged interest of $8,130 (CDN$10,242) and $5,348 (CDN$5,849), respectively on these demand loans. No payments of interest have been made and the unpaid interest is included in the loan balances noted above.

During the year ended December 31, 2013, Joanne Secord, a former vice-president of PaperNuts Canada earned sales commissions of CDN$18,596 and earned additional sales commissions of CDN$6,044 in 2014. These commissions were satisfied through the issuance of 50,000 common shares on April 2, 2014.

In June, 2014, PaperNuts Canada received an advance of CDN$25,000 from Scott MacRae, a director of PaperNuts Canada. This amount was non-interest bearing and was repaid in July, 2014.

As of September 30, 2015, the Company owes Mr. Kotni, a former director of the Company $Nil (December 31, 2014 - $810) for expenditures paid on behalf of the Company. The amount included in due to related parties is unsecured, non-interest bearing, and has no specified repayment terms.

As at September 30, 2015, due to related party included an additional $41,577 (December 31, 2014 - $6,594) in fees and due to officers of the Company, including Tyler Pearson, CEO, Scott MacRae, Director and Andrew Hilton, CFO.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our by-laws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement under the Securities Act for the shares of Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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Axiom Corp. and Subsidiary

December 31, 2014

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders

Axiom Corp.

We have audited the accompanying consolidated balance sheets of Axiom Corp. (“the Company”) as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axiom Corp. as of December 31, 2014 and 2013, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has generated no revenues from its business operations, has incurred operating losses since inception and will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 15, 2015

F-1

Axiom Corp. and Subsidiary

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013

ASSETS

Current Assets

Cash	$822	$9,262

Total Current Assets	822	9,262

Total Assets	$822	$9,262

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable and accrued liabilities	$22,387	$17,449
Due to related party	810	852
Loans payable	59,868	19,519

Total Current Liabilities	83,065	37,820

Total Liabilities	83,065	37,820

COMMITMENTS AND CONTINGENCIES	–	–

Stockholders’ Deficit

Preferred stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–	–

Common stock, 200,000,000 shares authorized, $0.00001 par value; 56,433,333 shares issued and outstanding	564	564

Additional paid-in capital	45,086	45,086

Accumulated Deficit	(127,893)	(74,208)

Total Stockholders’ Deficit	(82,243)	(28,558)

Total Liabilities and Stockholders’ Deficit	$822	$9,262

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

Axiom Corp. and Subsidiary

Consolidated Statements of Operations

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013

Expenses

General and administrative	$49,646	$66,572

Loss Before Other Expense	49,646	66,572

Other expense

Interest expense	4,039	251

Net Loss	$(53,685)	$(66,823)

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	56,433,333	56,433,333

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

Axiom Corp. and Subsidiary

Consolidated Statement of Stockholders’ Deficit

	Common Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance – January 1, 2012	56,433,333	$564	$45,086	$(7,385)	$38,265

Net loss for the period	–	–	–	(66,823)	(66,823)

Balance – December 31, 2013	56,433,333	$564	$45,086	$(74,208)	$(28,558)

Net loss for the period	–	–	–	(53,685)	(53,685)

Balance – December 31, 2014	56,433,333	$564	$45,086	$(127,893)	$(82,243)

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

Axiom Corp. and Subsidiary

Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013

Cash Flows from Operating Activities

Net loss	$(53,685)	$(66,823)

Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by a related party	(42)	163
Expenses paid by a third party	22,150	4,519
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	4,938	15,437

Net Cash Used In Operating Activities	(26,639)	(46,704)

Investing Activities	-	-

Financing Activities
Proceeds from notes payable	18,199	15,000
Net Cash Provided by Financing Activities	18,199	15,000

Increase (Decrease) in Cash	(8,440)	(31,704)

Cash - Beginning of Period	9,262	40,966

Cash - End of Period	$822	$9,262

Supplementary Information:
Interest paid	$–	$–
Income taxes paid	$–	$–

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

1.	Nature of Business and Going Concern

Axiom Corp. (the “Company”) was incorporated in the State of Colorado on April 2, 2012. The Company’s planned principal business is the construction of major infrastructure developments, including roads, schools, hospitals and social housing, in eastern African markets of Kenya, Uganda and South Sudan.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at December 31, 2014, the Company has incurred losses totalling $127,893 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is December 31.

b)	Principles of Consolidation

The consolidated financial statements include the accounts of Axiom Corp. and its 100% owned subsidiary, Acton Holdings Limited, a company incorporated in Kenya. All significant intercompany balances and transactions have been eliminated upon consolidation.

c)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. In prior years, the Company had funds in a bank account in Ethiopia, which were designated as a minimum amount of liquid capital available while the Company applied for a business license in Ethiopia. During the year ended December 31, 2014 the Company determined to no longer pursue this license and accordingly, these funds have not been segregated from Cash and Cash Equivalents at December 31, 2014.

e)	Financial Instruments

The Company’s financial instruments consist principally of cash, accounts payable, related party payables and loan payable. The fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The carrying value of accounts payable, related party payables and loans payable approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments

F-6

f)	Earnings (Loss) Per Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At December 31, 2014 and 2013, the Company has no potentially dilutive securities outstanding.

g)	Foreign Currency Translation

The Company’s planned operations will be in the eastern African markets of Uganda, South Sudan and Kenya, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h)	Income Taxes

The Company accounts for income taxes using the asset and liability method which provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

i)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Related Party Transactions

As of December 31, 2014, the Company owes the sole director of the Company $810 (2013 - $852) for expenditures paid on behalf of the Company. The amount owed is unsecured, non-interest bearing, and has no specified repayment terms.

During the twelve months ended December 31, 2014, expenses of $nil (net of foreign exchange adjustment) (2013 - $163) were incurred on behalf of the Company by the former Vice President of the Company.

4.	Loan payable

On August 1, 2013, the Company entered into a line of credit agreement with a third party, enabling the Company to borrow up to $50,000, at 8% per annum, with related amounts being due on demand. During the twelve months ended December 31, 2014, the third party agreed to increase the maximum principal amount to $85,000. As at December 31, 2014, the amount outstanding under this line of credit was $59,868, with accrued interest of $4,270.

5.	Stockholders’ Equity

The Company’s authorized capital consists of 200,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

There were no stock transactions during the twelve months ended December 31, 2014 and 2013.

F-7

6.	Income Taxes

The Company is subject to United States federal income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31, 2014	December 31, 2013

Income tax benefit computed at statutory rate	$18,253	$22,720

Change in valuation allowance	(18,253)	(22,720)

Provision for income taxes	$–	$–

Potential benefit of non-capital losses have not been recognized in these financial statements because the Company cannot be assumed it is more likely than not it will utilize the losses carried forward in future years. Significant components of the Company’s deferred tax assets and liabilities as at December 31, 2014 and 2013 after applying enacted corporate income tax rates are as follows:

Deferred income tax assets	December 31, 2014	December 31, 2013

Net operating losses	$43,484	$25,231

Valuation allowance	(43,484)	(25,231)

Net deferred income tax asset	$–	$–

At December 31, 2014, the Company has net operating loss carry-forwards of $127,893, which expire commencing in 2032.

As of December 31, 2014 and 2013, the Company has no unrecognized income tax benefits. The Company's policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the twelve month periods ended December 31, 2014 and 2013, and no interest or penalties have been accrued as of December 31, 2014 and 2013. As of December 31, 2014 and 2013, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2012 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

7. Subsequent Events

a) On February 23, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with PaperNuts Corporation, a corporation established under the laws of the Province of Ontario, Canada (“PaperNuts Canada”), the shareholders of PaperNuts Canada (the “PaperNuts Canada Shareholders”), and Kranti Kumar Kotni, the controlling stockholder of the Company (the “Controlling Stockholder”). Pursuant to the Share Exchange Agreement, the Company agreed to acquire up to 1,220,165 shares, which represents 100% shares of common stock of PaperNuts Canada, from the PaperNuts Canada Shareholders (the “PaperNuts Canada Shares”) in exchange for up to Fifty Two Million (52,000,000) restricted shares of the Company’s common stock (the “Company Shares”).

On February 26, 2015, the Company closed on the Share Exchange Agreement, with 95.6% of the PaperNuts Canada Shareholders exchanging a total of 1,166,540 PaperNuts Canada Shares (the “PaperNuts Exchanged Shares”) for a total of 49,714,654 Company Shares (the “Company Exchanged Shares”). Each PaperNuts Exchanged Share was converted into the number of PaperNuts Exchanged Shares at an exchange ratio of 42.617187019 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share (the “Share Exchange”). After the Share Exchange, PaperNuts Canada becomes a majority-owned subsidiary of the Company.

Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by PaperNuts Canada warrant holders (the “Warrants”). The Warrants are currently exercisable and may be exercised for a period of 24 months from the date of issuance, February 26, 2015.

The Share Exchange Agreement contains customary representations and warranties.

F-8

Additionally, as required by the Share Exchange Agreement, the Company and Mr. Kotni entered into a Share Transfer & Assignment Agreement dated February 26, 2015, pursuant to which the Company, following the Closing of the Share Exchange Agreement, transferred to Mr. Kotni all of the issued and outstanding shares of the Company’s formerly wholly-owned subsidiary, Acton Holdings Limited, a Kenyan company. Mr. Kotni assumes all the liabilities of Acton Holdings Limited.

As a result of the Share Exchange Agreement, (i) we have discontinued all prior operations, and our principal business has become the business of PaperNuts Canada, and (ii) PaperNuts became a majority owned subsidiary of the Company. As the PaperNuts Canada Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, PaperNuts Canada is considered the acquirer for accounting purposes.

b) On April 13, 2015 the Company announced it had completed agreements with three founding shareholders of PaperNuts Corporation for the cancellation of 40,000,000 Common Shares of the Company in exchange for a combination of newly issued Series A Preferred Shares and multiple-voting Series B Preferred Shares.

As per the agreements, the 40,000,000 Common Shares will now to be converted into 2,666,668 Series A Preferred Shares and 1,000,002 multiple-voting Series B Preferred Shares. All common and preferred shares held by Axiom Corp. and PaperNuts Corporation management, insiders, and control persons remain restricted from trading subsequent to SEC Rule 144.

Series A Preferred Shares are convertible into Common Shares at a ratio of 1:10, meaning each Preferred A Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series A Preferred Share shall have the right to one (1) vote for each Common Share into which such Series A Preferred Share could be converted.

Series B Preferred Shares are convertible into Common Shares at a ratio of 1:10, meaning each Preferred B Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series B Preferred Share shall have the right to twenty-five (25) votes for each Common Share into which such Series B Preferred Share could be converted.

F-9

AXIOM CORP.

SEPTEMBER 30, 2015 AND 2014

Unaudited Interim Condensed Consolidated Balance Sheets as of September 30, 2015 and December 31, 2014	Page F-11

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2015 and 2014	Page F-12

Unaudited Interim Condensed Consolidated Statements of Stockholders’ Deficit for the nine months From January 1 to September 30, 2015	Page F-13

Unaudited Interim Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2015 and 2014	Page F-14

Notes to the Unaudited Interim Condensed Consolidated Financial Statements	Pages F-15 to F-26

F-10

Axiom Corp. and Subsidiary

Unaudited Interim Condensed Consolidated Balance Sheets

(Expressed in United States dollars)

	Notes	September 30, 2015	December 31, 2014
Assets

Current assets
Cash		$99,898	$8,602
Accounts receivable (net of allowance of $nil (2014 - $nil))		4,389	2,389
Inventory	5	10,721	13,410
Prepaid expenses and other receivables		34,777	21,868
Total current assets		149,785	46,269
Non-current assets
Equipment	6	26,422	14,284
Intangible assets	7	64,541	70,074
Total non-current assets		90,963	84,358
Total assets		$240,748	$130,627

Liabilities
Current liabilities
Accounts payable and accrued liabilities	8	$305,371	$125,898
Other taxes payable		1,374	7,191
Current portion of deferred revenue	11	8,243	9,482
Due to related parties	9	192,221	106,406
Loans payable	10	273,068	-
Total current liabilities		780,277	248,977
Non-current liabilities
Deferred revenue	11	13,051	22,125
Total non-current liabilities		13,051	22,125
Total liabilities		793,328	271,102

Stockholders' Deficit
Capital Stock:
Common stock, (authorized 200,000,000, issued 67,397,975, par value $0.00001 per share)	12	674	798,586
Series A Preferred, (authorized 5,000,000, issued 2,666,668, par value $0.00001 per share	12	27	-
Series B Preferred, (authorized 5,000,000, issued 1,000,002, par value $0.00001 per share	12	10	-
Additional paid-in capital	12	1,211,241	-
Accumulated other comprehensive income		36,633	17,807
Deficit		(1,770,056)	(956,868)
Axiom Corporation Ltd. Stockholders’ equity		(521,471)	(140,475)
Non-controlling interest		(31,109)	-
Total stockholders’ deficit		(552,580)	(140,475)
Total liabilities and deficit		$240,748	$130,627

Going Concern	1
Contingency	13
Subsequent Events	14

Approved by the Board

“Scott MacRae”	“Jerry Moes”
Director	Director

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-11

Axiom Corp. and Subsidiary

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

(Expressed in United States dollars)

		For the three	For the three	For the nine	For the nine
		Months ended	Months ended	Months ended	Months ended
	Notes	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue		$16,628	$15,761	$42,896	$44,755
Cost of revenue		7,505	2,786	22,801	14,402
Gross profit		9,123	12,975	20,095	30,353

Expenses
Advertising and promotion		50	8,338	2,182	8,915
Interest	9	4,354	2,048	11,617	7,178
Office and general		9,084	10,718	28,569	19,210
Rent		3,104	3,731	10,142	11,138
Salaries and fees		112,227	25,716	385,798	43,072
Travel		(2,126)	1,236	7,074	5,604
Depreciation and amortization	6, 7	6,621	2,418	16,795	3,554
Research and development		105	-	100,602	1,812
Stock-based compensation	12	-	-	148,125	-
Professional fees		59,014	34,202	156,031	64,569
Total operating expenses		192,433	88,407	866,935	165,052

		(183,310)	(75,432)	(846,840)	(134,699)
Impairment of assets		-	(19,283)	-	(19,283)
Gain (loss) on foreign exchange		16,583	78	9,887	(7,291)
Net loss and comprehensive loss for the period		$(166,727)	$(94,637)	$(836,953)	$(161,273)
Net loss and comprehensive loss attributed to non-controlling interest		(4,955)	-	(23,765)	-
Net loss and comprehensive loss attributed to Axiom Corporation		(161,772)	-	(813,188)	-

Net loss per share - Basic and diluted		$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted average number of shares outstanding - Basic and diluted		66,991,997	56,433,333	67,480,998	56,433,333

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-12

Axiom Corp. and Subsidiary

Condensed Consolidated Statements of Stockholders’ Deficit

(Expressed in United States dollars)

	Common Stock	Series A Preferred Stock	Series B Preferred Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Deficit	Non- controlling interest	Total
	$	$	$	$	$	$	$	$
Balance January 1, 2015	798,586	-	-	-	17,807	(956,868)		(140,475)
Issuance of warrants	-	-	-	148,125	-	-		148,125
Reverse acquisition by Papernuts Canada	(797,525)	-	-	713,766	18,826	-	(7,344)	(72,277)
Shares issued for services	1	-	-	3,999				4,000
Proceeds of share subscriptions collected	12	-	-	344,988	-	-		345,000
Conversion of common shares	(400)	27	10	363	-	-		-
Net (loss) for the period	-	-	-	-	-	(813,188)	(23,765)	(836,953)
Balance September 30, 2015	674	27	10	1,211,241	36,633	(1,770,056)	(31,109)	(552,580)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-13

Axiom Corp. and Subsidiary

Unaudited Interim Condensed Consolidated Statements of Cash Flows

(Expressed in United States dollars)

	For the nine	For the nine
	months ended	months ended
	September 30, 2015	September 30, 2014
Operating activities
Net loss for the period	$(836,953)	$(161,273)
Depreciation and amortization	16,795	3,554
Impairment of equipment		19,283
Stock-based compensation	148,125	-
Accrued interest on shareholder loans	8,130	5,348
Non-cash consulting services provided	4,000	4,894
Changes in accounts receivable	(2,000)	885
Change in inventory	2,689	(1,361)
Changes in prepaid expenses	(12,907)	(14,451)
Changes in accounts payable and accrued liabilities and other taxes payable	190,524	32,854
Changes in deferred revenue	(9,073)	(9,623)
Net cash flows (used in) operating activities	(490,670)	(119,887)

Investing activities
Purchase of intangible assets	-	(75,000)
Purchase of equipment	(23,401)	(32,077)
Net cash flows used in investing activities	(23,401)	(107,077)

Financing activities
Proceeds from common shares issued	345,000	482,006
Proceeds from loan advance	200,000	-
Related party loans and advances	60,367	18,008
Net cash flows generated by financing activities	605,367	500,014

Net increase in cash	91,296	273,050
Cash (bank overdraft) , beginning of period	8,602	(190)
Cash, end of period	$99,898	$272,860

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-14

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

1.	Nature of Business, Economic Dependence and Going Concern

Axiom Corp. (“Axiom” or the “Company”) was incorporated in the State of Colorado on April 2, 2012.

On February 23, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with shareholders of Papernuts Corporation (the “Papernuts Shareholders”) and Kranti Kumar Kotni, the controlling stockholder of Axiom (the “Controlling Stockholder”). Pursuant to the Share Exchange Agreement, the Papernuts Shareholders agreed to exchange up to 1,220,165 shares, which represents 100% of the common stock of Papernuts Corporation (“Papernuts”), for up to Fifty Two Million (52,000,000) shares of Axiom’s common stock (the “Company Shares”).

On February 26, 2015, the Company closed on the Share Exchange Agreement, with 95.6% of the Papernuts Shareholders exchanging a total of 1,166,540 common shares (the “Papernuts Exchanged Shares”) for a total of 49,714,642 Axiom Shares (the “Company Exchanged Shares”). Each Papernuts Exchanged Shares was converted into the number of Company Exchanged Shares at an exchange ratio of 42.617187019 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share (the “Share Exchange”).

Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase a total of 5,650,000 shares of the Company’s Common Stock at exercise prices ranging from $0.056 to $0.075 per share. These warrants have terms which are the same as and replace warrants previously held by Papernuts warrant holders. (see also note 12).

Additionally, on February 23, 2015, Mr. Scott MacRae, the former Chief Executive Officer of Papernuts, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Controlling Shareholder, whereby Mr. MacRae purchased 30,000,000 shares (the “Shares”) of the Company’s common stock beneficially owned by Mr. Kotni. The Shares were purchased by Mr. MacRae for an aggregate purchase price of $75,000.

As a result of the Share Exchange transaction and the transaction between Mr. MacRae and Mr. Kotni, Papernuts Canada has become a majority owned subsidiary of the Company and the Company now carries on the business of Papernuts Canada as its primary business.

Additionally, as required by the Share Exchange Agreement, the Company and Mr. Kotni entered into a Share Transfer & Assignment Agreement dated February 26, 2015, pursuant to which the Company, following the Closing of the Share Exchange Agreement, transferred to Mr. Kotni all of the issued and outstanding shares of the Company’s formerly wholly-owned subsidiary, Acton Holdings Limited, a Kenyan company. Mr. Kotni assumes all the liabilities of Acton Holdings Limited.

Papernuts was incorporated in Ontario, Canada on April 8, 2010 as 2239794 Ontario Inc. On January 19, 2015 Papernuts changed its name to Papernuts Corporation. The Company’s primary focus is the sale of paper and equipment. The Company’s registered office is as follows: 380 Vansickle Road, Unit 600, St. Catharines, Ontario, Canada, L2S 0B5.

At September 30, 2015, the Company had not yet achieved profitable operations, had an accumulated deficit of $1,793,821 and expects to incur further losses in the development of its business, all of which casts significant doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding to further develop operations and a sales and marketing program so as to grow revenue and attain profitability. Although the Company has been successful in the past in obtaining financing, there remains significant doubt that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company. During the period approximately 59% of revenues were derived from one customer (2014 – 62% from this same customer).

F-15

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

2.	Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

These unaudited interim condensed consolidated financial statements include the accounts of the Company and its 95.6% owned subsidiary, Papernuts. All inter-company balances and transactions have been eliminated on consolidation. The accompanying unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant estimates include the use of the going concern assumption, the useful life of its equipment and intangible assets and the valuation of equipment and intangible assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At September 30, 2015 and December 31, 2014, the Company had a cash balance of $99,898 and $8,602 respectively.

Revenue Recognition and Deferred Revenue

Revenue from product sales is recognized when the customer takes title, assumes the risks and rewards of ownership and collectability is reasonably assured. Revenue is recorded at the time of shipment for terms designated f.o.b. (free on board) shipping point. For sales transactions designated f.o.b. destination, revenue is recorded when the product is delivered to the customer’s delivery site, when title and risk of loss are transferred.

Revenue from the sale of licences and distribution agreements is recognized over the related term of the agreement. Proceeds received prior to the Company meeting its revenue recognition criteria is recorded as deferred revenue and shown as either a current or non-current liability depending on the expected timing of recognition.

Shipping and Handling Costs

Shipping and handling costs, such as freight to our customers’ destinations, are included in cost of revenue in the statement of operations and comprehensive loss. When shipping and handling costs are included in the sales price charged for our products, they are recognized in revenue.

Inventories

Inventories are valued at the lower of cost or market using the average cost method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw material and finished goods.

Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for betterments are capitalized, whereas normal repairs and maintenance are expensed as incurred. The straight-line method is used to depreciate equipment over its estimated useful life, ranging from 3-5 years.

F-16

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Intangible Assets

Intangible assets are stated at cost, less accumulated amortization. The straight-line method is used to amortize intangible assets over their estimated useful life, for a period of up to 10 years.

Impairment of Long-lived Assets

The Company periodically evaluates the carrying value of long-lived assets in accordance with GAAP, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal.

Loss per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity instruments, if dilutive. In periods that the Company reports a net loss, loss per share is not presented on a diluted basis, as the result would be anti-dilutive.

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

Fair value of stock based compensation

Stock based compensation is valued using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different than those of traded options and because changes in the subjective input assumptions can materially affect the calculated fair value, such value is subject to measurement uncertainty.

Research and development costs

Development expenditures are capitalized if they meet the criteria for recognition as an asset, and are amortized over their expected useful lives once they are available for use. Research costs are expensed as incurred.

F-17

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported on the balance sheets for cash, funds held in trust, accounts receivable, due to related parties, accounts payable and accrued liabilities and loan payable qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. For the due to related parties, the Company believes the carrying value of the loans approximates fair value as the interest rates are market rates.

The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities;

Level 2	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements; and

Level 3	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs. At each balance sheet date, the Company performs an analysis of all instruments subject to the standard and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

There were no assets or liabilities measured at fair value on a recurring basis as of September 30, 2015 and December 31, 2014.

F-18

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

2.	Significant Accounting Policies - continued

Foreign Currency Translation

As further described in Note 4, the Canadian dollar had been the functional and reporting currency of the Company’s business and the consolidated financial statements for periods up to December 31, 2014 were expressed in Canadian dollars. On January 1, 2015, to reflect the changed circumstances of the Company, the functional currency of the Company and its subsidiaries changed to the United States dollar and the Company decided to change its reporting currency to the United States dollar as well. Accordingly, these consolidated financial statements are expressed in United States dollars.

Monetary assets and liabilities denominated in currencies other than United States dollars are translated into United States dollars at the rate of exchange in effect at the end of the reporting period. Revenues and expenses are translated at the transaction exchange rate. Foreign currency gains and losses resulting from translation are reflected in net income of the period.

Accounting Principles for Future Adoption

In May 2014, FASB issued ASU 2014-09 with the intent of significantly enhancing comparability of revenue recognition practices across entities and industries. The new standard provides a single principles-based, five-step model to be applied to all contracts with customers and introduces new, increased disclosure requirements. The new standard is effective for annual and interim periods beginning on or after December 15, 2017 and may be applied on either a full or modified retrospective basis. The Company is currently assessing the impact of the new standard to the Company’s financial statements.

In August 2014, FASB issued ASU 2014-15 providing guidance on how to account for and disclose going concern risks. The new standard is effective for annual and interim periods beginning on or after December 15, 2016. The Company is currently assessing the impact of the new standard to the Company’s financial statements.

3.	Papernuts Reverse Merger

A reverse acquisition transaction involving a non-public operating entity and a non-operating public company is in substance a share-based payment transaction, rather than a business combination. The Transaction is equivalent to the issuance of shares by the non-public operating entity, Papernuts, for the net assets and the listing status of the non-operating public company, Axiom. The fair value of the shares issued was determined based on the fair value of the common shares issued by Axiom.

A summary of the transaction is as follows:

Deemed issuance of 49,714,642 post-Transaction common shares to the former shareholders of Papernuts Canada	$124,287

Cash and funds held in trust	$74,967
Accounts payable and accrued liabilities	(17,974)
Due to related parties	(61)
Loans payable	(148,035)
Listing costs reallocated to additional paid-in capital	215,390
Value attributed to Papernuts shares issued	$124,287

F-19

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

4.	Change of Functional and Reporting Currency

Effective February 26, 2015, Papernut’s functional currency changed to the United States dollar, and accordingly, Papernuts decided to change its reporting currency to the United States dollar. Prior to February 26, 2015, Papernut’s functional currency was the Canadian dollar and the Company used the Canadian dollar as its reporting currency. With the completion of the Share Exchange Agreement, the Company’s assets, liabilities, revenues and expenses are expected to be predominantly denominated in United States dollars and, accordingly, the use of the Canadian dollar to measure and report the Company’s financial performance and financial position became inappropriate. The impact of the currency translation up to February 26, 2015 is recorded in accumulated other comprehensive income. Under the current rate method for the comparative period presented, all assets and liabilities of the Company’s operations were translated from their Canadian dollar functional currency into United States dollars using the exchange rates in effect on the balance sheet date, shareholders’ equity were translated at the historical rates and revenues, expenses and cash flows were translated at the average rates during the reporting period presented. The resulting translation adjustments are reported under comprehensive income as a separate component of shareholders’ equity.

5.	Inventory

	September 30, 2015	December 31, 2014

Raw materials	$9,241	$11,126
Finished goods	1,480	2,284
Total inventory	$10,721	$13,410

F-20

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

6.	Equipment

		Accumulated
September 30, 2015	Cost	Depreciation and Impairment	Net Book Value
Furniture	$3,723	$(2,813)	$910
Machinery	53,848	(28,336)	25,512
	$57,571	$(31,149)	$26,422

		Accumulated
December 31, 2014	Cost	Depreciation and Impairment	Net Book Value
Furniture	$3,723	$(2,136)	$1,587
Machinery	89,419	(76,722)	12,697
	$93,142	$(78,858)	$14,284

The Company decreased the cost of machinery and the corresponding accumulated depreciation by $58,971 from the second quarter, to eliminate machinery that has been fully depreciated in the period. The net book value remains unaffected by the adjustment.

Depreciation expense during the nine months ended September 30, 2015 was $11,263 (2014 - $1,829). During the nine months ended September 30, 2015 the Company recorded an impairment charge of $Nil (2014 - $19,283) with respect to its equipment.

7.	Intangible Assets

In June 2014, Papernuts acquired the rights to the Papernuts trademark for $75,000. Terms of the agreement are as follows:

●	Upon signing the agreement and paying $20,000 (paid in July 2014), the Company received the temporary right to use the Papernuts name and trademark, provided Papernuts comply with certain insurance and other requirements as stipulated by the vendor.
●	Upon payment of an additional $55,000, required to be paid by September 15, 2014 (and paid on that date), Papernuts received permanent use and ownership of the Papernuts name, web domain and any trademarks, patents and rights to sell Papernuts products in the US and Canada.
●	Papernuts is required to pay a royalty of 2% of sales of Papernuts products, to a maximum of $100,000.
●	As part of this agreement, should Papernuts and the vendor not be able to negotiate a distribution contract in the future, Papernuts would be required to acquire certain of the vendor’s inventory and equipment valued at $40,000 (paid in March, 2015). Papernuts has recorded an impairment charge of $35,000 in December, 2014 with respect to this inventory.

Papernuts recorded amortization of $5,532 relating to this asset during the nine months ended September 30, 2015 (2014- $1,844) leaving an asset balance of $64,541 as at September 30, 2015 (December 31, 2014 - $70,074). Amortization over the next five years is expected to be $7,376 per annum.

F-21

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

8.	Accounts payable and accrued liabilities

Accounts payable consisted of the following as at September 30, 2015 and December 31, 2014.

	September 30, 2015	December 31, 2014

Accounts payable	$249,244	$1,826
Accrued liabilities	56,127	124,072
	$305,371	$125,898

9.	Related Party Transactions and Balances

	September 30, 2015	December 31, 2014

8% Demand loans	$150,644	$99,812
Due to related party	41,577	6,594
Payable to related parties	$192,221	$106,406

On August 1, 2012, PaperNuts Canada received loans of $32,445 (CDN$32,500) from shareholders Jim Vanderzalm and Rob Moes. The loans were unsecured, and were due and payable on demand as they were contracted to meet PaperNuts Canada’s 2012 general fiscal obligations. In April, 2014 and January 25, 2015 Mr. Moes made additional advances of $6,818 (CDN$7,500) and $30,184 (CDN$37,500) respectively to PaperNuts Canada. As at September 30, 2015 there is principal and interest of $66,443 ($40,290 as at December 31, 2014) outstanding in relation to those loans. The largest outstanding balance during the period ended September 30, 2015 was $66,443, including principal of $58,074.

On March 28, 2013, PaperNuts Canada received loans of $18,345 (CDN$18,629) from Jerry Moes, shareholder and director of PaperNuts Canada. The loans were unsecured, and were due and payable on demand as they were contracted to meet PaperNuts Canada’s 2013 general fiscal obligations. Mr. Moes made further advances of $30,180 (CDN$32,098) on December 31, 2013 and $11,190 (CDN$12,310) from January 1, 2014 to April 1, 2014. In January, 2015 Mr. Moes advanced an additional $15,625 (CDN$18,750). As at September 30, 2015, there is principal and interest of $69,384 ($59,522 as at December 31, 2014) outstanding in relation to those loans. The largest outstanding balance during the period ended September 30, 2015 was $69,094 including principal of $61,286.

In January, 2015, PaperNuts Canada received a loan of $15,625 (CDN$18,750) from Ron Vanderzalm, a shareholder of PaperNuts Canada. As at September 30, 2015, there is a principal and interest of $14,817 (December 31, 2014 - $Nil) outstanding in relation to this loan. The largest outstanding balance during the period ended September 30, 2015 was $14,817 including principal of $14,050.

During the periods ended September 30, 2015 and 2014 the shareholders above charged interest of $8,130 (CDN$10,242) and $5,348 (CDN$5,849), respectively on these demand loans. No payments of interest have been made and the unpaid interest is included in the loan balances noted above.

F-22

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

9.	Related Party Transactions and Balances - continued

During the year ended December 31, 2013, Joanne Secord, a former vice-president of PaperNuts Canada earned sales commissions of CDN$18,596 and earned additional sales commissions of CDN$6,044 in 2014. These commissions were satisfied through the issuance of 50,000 common shares on April 2, 2014.

In June, 2014, PaperNuts Canada received an advance of CDN$25,000 from Scott MacRae, a director of PaperNuts Canada. This amount was non-interest bearing and was repaid in July, 2014.

As of September 30, 2015, the Company owes Mr. Kotni, a former director of the Company $Nil (December 31, 2014 - $810) for expenditures paid on behalf of the Company. The amount included in due to related parties is unsecured, non-interest bearing, and has no specified repayment terms.

As at September 30, 2015, due to related party included an additional $41,577 (December 31, 2014 - $6,594) in fees and due to officers of the Company, including Tyler Pearson, CEO, Scott MacRae, Director and Andrew Hilton, CFO.

10.	Loan Payable

(a)

On August 1, 2013, Axiom Corp. entered into a line of credit agreement with a third party, enabling the Company to borrow up to $50,000, at 8% per annum, with related amounts being due on demand. During 2014, the third party agreed to increase the maximum principal amount to $85,000, however no amount was borrowed as of December 31, 2014. In the nine months ended September 30, 2015 the third party made additional advances under the line of credit. As at September 30, 2015, the amount outstanding under this line of credit was $73,068 with accrued interest of $8,610. In addition to the line of credit the third party advanced $74,967 to the Company’s trust account in connection with the Share Exchange Agreement described in Note 1. This latter amount was repaid in April, 2015.

(b)	On September 11, 2015 the Company received $200,000 via the issuance of a non-interest bearing demand note. The note was repaid subsequent to September 30, 2015 as described in Note 14. The Company paid $10,000 in legal and administration fees in connection with this note.

11.	Deferred Revenue

In April 2013, Papernuts entered into an exclusive distribution agreement providing the rights to commercialize and distribute Papernuts’ converter machines in the Ottawa and Hull-Gatineau regions of Canada.

Of the $44,035 (CDN$55,000) up-front licensing fee received, $6,554 has been recognized as revenue during the nine months ended September 30, 2015 (nine months ended September 30, 2014 - $7,594) and $21,294 has been recorded as deferred revenue as at September 30, 2015 (December 31, 2014 - $31,607). The balance of deferred revenue will be amortized into contract revenue over the remaining period of Papernuts obligations under the agreement of approximately 2.5 years.

F-23

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

12.	Stockholder’s Equity

a)	The Company’s authorized capital consists of 200,000,000 shares of common stock with a par value of $0.00001 per share, 5,000,000 shares of Series A Preferred stock with a par value of $0.00001 per share and 5,000,000 shares of Preferred B stock with a par value of $0.00001 per share.

	Number of
Capital stock	Shares	Value

Common Shares:
Common shares issued and outstanding as at December 31, 2014	56,433,333	$564
Common shares of Papernuts issued as of December 31, 2014	1,220,165	798,586
Adjustment for Transaction / Elimination of Papernuts shares and the value of the Company’s capital stock	(1,220,165)	(564)
Shares issued to Papernuts Shareholders in connection with the Transaction	49,714,642	497
Reallocation of Papernuts share capital amounts to reflect the legal capitalization of Axiom subsequent to the transaction	-	(798,022)
Conversion of common shares to Series A and Series B preferred shares(i)	(40,000,000)	(400)
Issuance of common shares via private sale (c)	1,150,000	12
Shares issued for services (d)	100,000	1
Common Shares as at September 30, 2015	67,397,975	$674

Series A Preferred Shares
Series A preferred shares issued and outstanding as at December 31, 2014	-	$-
Conversion of common shares to Series A preferred shares(i)	2,666,668	27
Series A Preferred shares as at September 30, 2015	2,666,668	$27

Series B Preferred Shares
Axiom’s series B preferred shares issued and outstanding as at December 31, 2014	-	$-
Conversion of common shares to Series B preferred shares(i)	1,000,002	10
Series B Preferred shares as at September 30, 2015	1,000,002	$10

Capital stock as at September 30, 2015		$711

F-24

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

12.	Stockholder’s Equity - continued

(i)	In March, 2015 the Company completed agreements with three directors of Papernuts for the cancellation of 40,000,000 Common Shares of the Company in exchange for a combination of newly issued multi-voting Series A Preferred Shares and multiple-voting Series B Preferred Shares.

As per the agreements, the 40,000,000 common shares were converted into 2,666,668 multiple-voting Series A Preferred Shares and 1,000,002 multiple-voting Series B Preferred Shares.

Series A Preferred Shares are convertible into Common Shares at the option of the holder at a ratio of 1:10, meaning each Preferred A Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series A Preferred Share shall have the right to one (1) vote for each Common Share into which such Series A Preferred Share could be converted. Assuming the exercise of all convertible securities including warrants, the Series A Preferred Shares represent 7.7% of the total voting power of the Company’s shareholders.

Series B Preferred Shares are convertible into Common Shares at the option of the holder at a ratio of 1:10, meaning each Preferred B Share can convert into ten (10) Common Shares of the Company. In addition, holders of each Series B Preferred Share shall have the right to twenty-five (25) votes for each Common Share into which such Series B Preferred Share could be converted. Assuming the exercise of all convertible securities including warrants, the Series B Preferred Shares represent 71.7% of the total voting power of the Company’s shareholders.

The Series A and Series B Preferred Shares are non-redeemable and have a par value of $0.00001 per share.

b)	Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by Papernuts warrant holders (the “Warrants”). The Warrants are currently exercisable and may be exercised for a period of 24 months from the date of issuance, February 26, 2015. The Warrants were initially valued at $148,125 using the Black-Scholes pricing model assuming no expected dividends, a volatility of 100%, expected life of two years and a risk-free rate of 0.43%, the value of which is included in additional paid in capital. As at September 30, 2015 there were 5,650,000 warrants outstanding.

c)	In March, 2015 the Company received $270,000 from a private investor in a private sale in exchange for 900,000 shares of the Company’s common stock. In May, 2015 the Company received $75,000 from a private investor in a private sale in exchange for 250,000 shares of the Company’s common stock

d)	In September, 2015 the Company issued 100,000 common shares to an advisory firm for services rendered. The services were valued at $4,000.

13.	Contingency

In the first quarter of 2015 the Company became aware of a potential claim from an individual stating that he was owed $118,427 (CDN$150,000) worth of Papernuts common shares. No action has been commenced as of the date of this report. Management is of the opinion that this potential claim is without merit. Accordingly, no provision has been made in these financial statements.

F-25

Axiom Corp. and Subsidiary

Notes to the Interim Condensed Consolidated Financial Statements

For the three and nine months ended September 30, 2015 and 2014

(Expressed in United States Dollars)

14.	Subsequent Events

On October 16, 2015, the Company closed a financing transaction pursuant to Securities Purchase Agreements, dated October 5, 2015 (the “Securities Purchase Agreements”) and Convertible Promissory Notes, dated October 5, 2015 (the “Notes”), each entered into by the Company and two investors (the “Purchasers”). Pursuant to the Securities Purchase Agreements, as described below, the principal amount of the Notes is $612,250, and the purchase price of the Notes is $575,000. The terms of the Notes are as follows:

The Notes, dated October 5, 2015, (the “Issue Date”), earn interest at an annual rate equal to 10% and provide for a maturity date of October 5, 2016. The funding calls for $250,000 at the time of closing of the Securities Purchase Agreements and Notes, $75,000 upon the filing of a registration statement with the Securities and Exchange Commission (the “SEC”), $50,000 upon receipt of the first round of comments from the SEC regarding the registrations statement, $100,000 upon the effectiveness of the registration statement, and at the Company’s option, $100,000 thirty (30) days after the registration statement becomes effective. As part of the Securities Purchase Agreements, the Company entered into a Registration Rights Agreement (‘RRA”) with the Purchasers. Pursuant to the RRA, the Company shall use its best efforts to file a registration statement on Form S-1 (the “Registration Statement) with the SEC, registering the shares of common stock which may be issued to the Purchasers pursuant to the Securities Purchase Agreements. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC.

Any amount of principal or interest not paid when due on the Notes will bear interest at an annual rate of 24% applied from the due date until the date of payment. The Notes carry an original issue discount of $28,750. The Company agrees to pay the Purchasers $8,500 to cover certain fees incurred in connection with the Securities Purchase Agreements and Notes. The original issue discount and the amount for fees are included in the initial principal amount of the Notes.

The conversion price is equal to 60% multiplied by the lowest average trading price for the Company’s common stock during the twenty (20) day trading period ending on the latest complete trading day prior to the date of conversion. While the Purchasers’ conversion rights exist, the Company will reserve a sufficient number of shares from its authorized and unissued shares of common stock to provide for the issuance of common stock upon the full conversion of the Notes.

In the event the Company redeems the Notes in full, the Company is required to pay off all principal balance, interest and any other amounts owing multiplied by 125%. In the event of default, the amount of principal and accrued interest will be due immediately, multiplied by 130%. The Securities Purchase Agreements restricts the ability of the Purchasers to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Subsequent to September 30, 2015, the Company repaid the loan payable of $200,000 to the original lender due to arranging another loan payable of $200,000 with a different arm’s length lender.

Subsequent events have been evaluated up to and including November 6, 2015.

F-26

AXIOM CORP.

18,433,333 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2015

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$22.36
Transfer Agent fees*	$-0-
Accounting fees and expenses*	$15,000.00
Legal fees and expenses*	$60,000.00
Miscellaneous*	$5,000.00
Total*	$80,022.36

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Colorado corporate law and our by-laws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

Subsequent to Reverse Merger

On October 16, 2015, the Company closed a financing transaction pursuant to Securities Purchase Agreements, dated October 5, 2015 (the “Securities Purchase Agreements”) and Convertible Promissory Notes, dated October 5, 2015 (the “Notes”), each entered into by the Company and two investors (the “Purchasers”). Pursuant to the Securities Purchase Agreements, as described below, the principal amount of the Notes is $612,250, and the purchase price of the Notes is $575,000. The conversion price is equal to 60% multiplied by the lowest average trading price for the Company’s common stock during the twenty (20) day trading period ending on the latest complete trading day prior to the date of conversion. While the Purchasers’ conversion rights exist, the Company will reserve a sufficient number of shares from its authorized and unissued shares of common stock to provide for the issuance of common stock upon the full conversion of the Notes.

In September 2015 the Company issued 100,000 shares of common stock to an advisory firm for services rendered, the value of the services were $4,000.

In May 2015 the Company sold 250,000 shares of common stock to a private investor for total proceeds of $75,000. The shares were issued at a price of $0.30 per common share.

In March 2015, the Company sold 900,000 shares of common stock through a subscription agreement for total proceeds of $270,000. The shares were issued at a price of $0.30 per common share.

On March 21, 2015, the Company issued 2,666,668 shares of Series A Preferred Stock and 1,002,000 shares of Series B Preferred Stock to the officers and directors of the Company in exchange for common shares owned by the officers and directors.

The above securities were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.

On February 26, 2015, immediately prior to the closing of the Share Exchange Agreement referred to in Item 1.01 above, and as a condition to the closing of the Share Exchange Agreement, the Company issued 49,714,642 restricted shares of the Company’s common stock in exchange for the PaperNuts Exchanged Shares. In addition, the Company issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by PaperNuts Canada warrant holders.

II-1

Prior to Reverse Merger

On October 7, 2014, the Company issued 3,500 common shares to an individual at a price of CDN $3.00 for proceeds of CDN $10,500.

On September 18, 2014, the Company issued 41,666 common shares to an individual at a price of CDN $3.00 per share for proceeds of CDN $124,998.

On September 16, 2014, the Company issued 33,333 common shares to an individual at a price of CDN $3.00 per share for proceeds of CDN $99,999.

On September 16, 2014, the Company issued 41,666 common shares to an individual at a price of CDN $3.00 per share for proceeds of CDN $124,998.

On July 14, 2014, the Company issued 50,000 common shares to an individual at a price of CDN $3.00 per share for proceeds of CDN$150,000

On April 14, 2014, the Company issued 50,000 common shares at a price of CDN$0.50 per share for sales commissions of CDN$25,000 earned in 2013 and 2014.

On June 30, 2012, 26,433,333 share of common stock were issued at $0.0015 per share for proceeds of $39,650 to multiple third-party investors.

On April 2, 2012, 30,000,000 shares of common stock were issued to the sole director of the Company at $0.0002 per share of proceeds of $6,000.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION

2.01	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, PaperNuts Corporation, and the shareholders of PaperNuts Corporation dated February 23, 2015 (2)
3.1(a)	Articles of Incorporation (1)
3.2	Bylaws (1)
4.1	Form of Promissory Note, between the Company and Investor, dated October 16, 2015 (5)
5.1	Legal Opinion**
10.1	Form of Stock Purchase Agreement dated February 26, 2015 (2)
10.2	Form of Resignation, Release and Waiver of Kranti Kumar Kotni (2)
10.3	Form of Warrant (2)
10.4	Form of Share Transfer & Assignment Agreement by and between the Company and Kranti Kumar Kotni (2)
10.5	Purchase Agreement between Company and Devipak OY, dated March 1, 2013 (4)
10.6	Purchase Agreement for Papernut Worldwide Rights between Company and Devipak OY (4)
10.7	Consulting Agreement between Company and Girotti, dated March 17, 2015 (4)
10.8	Supply Agreement between Company and SP Fiber Technologies, dated April 15, 2015 (4)
10.9	Form of Securities Purchase Agreement, between the Company and Investor, dated October 16, 2015 (5)
16.1	Letter from Sadler, Gibb & Associates, LLC, dated May 1, 2015, regarding Change in Certifying Accountant (3)
23.1	Consent of Sadler, Gibb & Associates, LLC*

*        Filed Herewith

**     To be filed by amendment

(1)	Incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on January 17, 2013.
(2)	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on February 27, 2015.
(3)	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on May 1, 2015.
(4)	Incorporated by reference to the Current Form 8-K filed with the SEC on June 8, 2015.
(5)	Incorporated by reference to the Current Form 8-K filed with the SEC on October 22, 2015.

II-2

Item 17. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.        To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in St. Catherines, Ontatio, Canada, on December 9, 2015.

AXIOM CORP.

By:	/s/ Tyler Pearson
Tyler Pearson
Chief Executive Officer and Director

By:	/s/ Andrew Hilton
Andrew Hilton
Chief Financial Officer & Treasurer

In accordance with the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tyler Pearson	Chief Executive Officer & Director	December 9, 2015
Tyler Pearson

/s/ Scott MacRae	Director	December 9, 2015
Scott MacRae

/s/ Andrew Hilton	Chief Financial Officer & Treasurer	December 9, 2015
Andrew Hilton

/s/ Jerry Moes	Director	December 9, 2015
Jerry Moes

/s/ John Lynch	Director	December 9, 2015
John Lynch

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